                                                                   EXHIBIT 10.11



                                  $125,000,000

                                CREDIT AGREEMENT

                                      among

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                                  as Borrower,

                                       AND

                 CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER,
                                 as Guarantors,

                                       AND

                         THE LENDERS IDENTIFIED HEREIN,

                                       AND

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                       AND

                                  BANK ONE, NA,
                              as Syndication Agent,

                                       AND

                        U.S. BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent

                           DATED AS OF JANUARY 2, 2003

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS...........................................1
         1.1    Definitions...........................................................1
         1.2    Computation of Time Periods and Other Definitional Provisions........21
         1.3    Accounting Terms/Calculation of Financial Covenants..................21
         1.4    Time.................................................................21
         1.5    Rounding of Financial Covenants......................................21
         1.6    References to Agreements and Requirement of Laws.....................22

SECTION 2  CREDIT FACILITY...........................................................22
         2.1    Revolving Loans......................................................22
         2.2    Letter of Credit Subfacility.........................................23
         2.3    Term Loans...........................................................29
         2.4    Continuations and Conversions........................................30
         2.5    Minimum Amounts......................................................30
         2.6    Alternative Rate.....................................................30

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS....................................31
         3.1    Interest.............................................................31
         3.2    Payments Generally...................................................32
         3.3    Prepayments..........................................................33
         3.4    Fees.................................................................34
         3.5    Payment in full at Maturity..........................................34
         3.6    Computations of Interest and Fees....................................34
         3.7    Pro Rata Treatment...................................................35
         3.8    Sharing of Payments..................................................36
         3.9    Capital Adequacy.....................................................36
         3.10   Eurodollar Provisions................................................36
         3.11   Illegality...........................................................37
         3.12   Requirements of Law; Reserves on Eurodollar Loans....................37
         3.13   Taxes................................................................37
         3.14   Compensation / Alternative Rate Breakage Amount......................40
         3.15   Determination and Survival of Provisions.............................40

SECTION 4  GUARANTY..................................................................41
         4.1    Guaranty of Payment..................................................41
         4.2    Obligations Unconditional............................................41
         4.3    Modifications........................................................42
         4.4    Waiver of Rights.....................................................42
         4.5    Reinstatement........................................................42
         4.6    Remedies.............................................................42
         4.7    Limitation of Guaranty...............................................43
         4.8    Rights of Contribution...............................................43

SECTION 5  CONDITIONS PRECEDENT......................................................43
         5.1    Closing Conditions...................................................43
         5.2    Conditions to All Extensions of Credit...............................45

SECTION 6  REPRESENTATIONS AND WARRANTIES............................................46
         6.1    Corporate Organization and Power.....................................46
         6.2    Authorization; Enforceability........................................46
         6.3    No Violation.........................................................46

         6.4    Governmental and Third-Party Authorization; Permits...............47
         6.5    Litigation........................................................47
         6.6    Taxes.............................................................48
         6.7    Subsidiaries......................................................48
         6.8    Full Disclosure...................................................48
         6.9    Margin Regulations................................................48
         6.10   No Material Adverse Change........................................48
         6.11   Financial Matters.................................................49
         6.12   Ownership of Properties...........................................49
         6.13   ERISA.............................................................49
         6.14   Environmental Matters.............................................50
         6.15   Compliance With Requirements of Laws; HIPAA.......................51
         6.16   Regulated Industries..............................................51
         6.17   Insurance.........................................................51
         6.18   Material Contracts................................................51
         6.19   Labor Relations...................................................52
         6.20   Service Agreements................................................52
         6.21   Reimbursement.....................................................52
         6.22   Fraud and Abuse...................................................52
         6.23   Use of Proceeds...................................................53

SECTION 7  AFFIRMATIVE COVENANTS..................................................53
         7.1    Financial Statements..............................................53
         7.2    Other Business and Financial Information..........................54
         7.3    Corporate Existence; Franchises; Maintenance of Properties........57
         7.4    Compliance with Requirement of Laws/Compliance Program............57
         7.5    Payment of Obligations............................................57
         7.6    Insurance.........................................................57
         7.7    Maintenance of Books and Records; Inspection......................57
         7.8    Affiliated Practices..............................................58
         7.9    Permitted Acquisitions............................................58
         7.10   Creation or Acquisition of Subsidiaries...........................59
         7.11   Use of Proceeds...................................................60
         7.12   Further Assurances................................................60
         7.13   De Minimis Subsidiaries...........................................60

SECTION 8  NEGATIVE COVENANTS.....................................................61
         8.1    Merger; Consolidation.............................................61
         8.2    Indebtedness......................................................61
         8.3    Liens.............................................................63
         8.4    Disposition of Assets.............................................64
         8.5    Investments.......................................................65
         8.6    Restricted Payments...............................................66
         8.7    Transactions with Affiliates......................................66
         8.8    Lines of Business.................................................67
         8.9    Certain Amendments................................................67
         8.10   Limitation on Certain Restrictions................................67
         8.11   No Other Negative Pledges.........................................67
         8.12   Fiscal Year.......................................................67
         8.13   Accounting Changes................................................67
         8.14   Financial Covenants...............................................67

                                       ii

SECTION 9  EVENTS OF DEFAULT.......................................................68
         9.1    Event of Default...................................................68
         9.2    Acceleration; Remedies.............................................70
         9.3    Allocation of Payments After Event of Default......................71

SECTION 10  AGENCY PROVISIONS......................................................72
         10.1   Appointment and Authorization of Agents............................72
         10.2   Delegation of Duties...............................................72
         10.3   Liability of Agents................................................73
         10.4   Reliance by Agents.................................................73
         10.5   Notice of Default..................................................73
         10.6   Credit Decision; Disclosure of Information by Agents...............73
         10.7   Indemnification of Agents..........................................74
         10.8   Agents in their Individual Capacity................................74
         10.9   Successor Agent....................................................75
         10.10  Administrative Agent May File Proofs of Claim......................75
         10.11  Collateral and Guaranty Matters....................................76
         10.12  Other Agents; Arrangers and Managers...............................76

SECTION 11  MISCELLANEOUS..........................................................76
         11.1   Notices and Other Communications; Facsimile Copies.................76
         11.2   Right of Set-Off...................................................77
         11.3   Successors and Assigns.............................................78
         11.4   No Waiver; Remedies Cumulative.....................................80
         11.5   Attorney Costs, Expenses, Taxes and Indemnification by Credit
                Parties............................................................81
         11.6   Amendments, Waivers and Consents...................................82
         11.7   Counterparts.......................................................83
         11.8   Headings...........................................................83
         11.9   Survival of Indemnification and Representations and Warranties.....83
         11.10  Governing Law; Venue; Jurisdiction.................................83
         11.11  Waiver of Jury Trial; Waiver of Consequential Damages..............84
         11.12  Severability.......................................................84
         11.13  Further Assurances.................................................84
         11.14  Confidentiality....................................................84
         11.15  Entirety...........................................................84
         11.16  Binding Effect; Continuing Agreement...............................84

SCHEDULES
Schedule 1.1(a)               Pro Rata Shares
Schedule 1.1(b)               Existing Letters of Credit
Schedule 1.1(c)               Litigating ORAL Affiliated Practices
Schedule 6.6                  Taxes
Schedule 6.7                  Subsidiaries
Schedule 6.17                 Self-Insurance Coverage
Schedule 6.18                 Material Contracts
Schedule 8.2                  Indebtedness
Schedule 8.3                  Liens
Schedule 8.5                  Investments
Schedule 8.7                  Transactions with Affiliates
Schedule 11.1                 Notices


EXHIBITS

Exhibit 2.1(b)                Form of Notice of Borrowing
Exhibit 2.1(e)                Form of Revolving Note
Exhibit 2.3(d)                Form of Term Note
Exhibit 2.4                   Form of Notice of Continuation/Conversion
Exhibit 2.6                   Form of Request for Alternative Rate
Exhibit 7.2(a)                Form of Compliance Certificate
Exhibit 7.10                  Form of Joinder Agreement
Exhibit 8.6                   Form of Officer's Certificate Regarding Stock Repurchases
Exhibit 11.3(b)               Form of Assignment and Assumption

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Credit Agreement") is entered into as of January 2, 2003 among ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation, as Borrower, certain Domestic Subsidiaries of the Borrower, as Guarantors, the Lenders and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Alternative Rate Lender.

                                    RECITALS

         WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide a senior credit facility to the Borrower in an aggregate principal amount of $125,000,000 consisting of a $100,000,000 revolving credit facility and a $25,000,000 term loan; and

         WHEREAS, the Lenders party hereto have agreed to make the requested senior credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS.

         The following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquisition" means any transaction or series of related transactions, consummated on or after the date hereof, by which any Credit Party directly, or indirectly through one or more Subsidiaries,
         (a) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise or (b) acquires securities or other ownership interests of any Person resulting in such Credit Party or any Subsidiary, directly or indirectly, having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

                  "Acquisition Amount" means, with respect to any Acquisition, the sum (without duplication) of (a) the amount of cash paid by the Credit Parties and their Subsidiaries in connection with such Acquisition, (b) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Credit Parties and their Subsidiaries in connection with such Acquisition, (d) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Credit Parties and their Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act or any other rule or regulation of the Securities and Exchange Commission, (e) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (f) the amount of all transaction fees and expenses (including, without limitation, finders' fees and expenses, but excluding legal and accounting fees and expenses) incurred by the Credit Parties and their Subsidiaries in connection with such Acquisition and (g) the aggregate fair market value of all other consideration given by the Credit Parties and their Subsidiaries in connection with such Acquisition. For purposes of this Credit Agreement, all amounts included in calculating the Acquisition Amount with respect to any Acquisition for which the Acquisition Amount is payable or determinable in a currency other than Dollars shall be valued at the Dollar Equivalent thereof as of the relevant date of determination.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Consolidated Indebtedness" means, as of any date, the sum of (a) Consolidated Indebtedness as of such date plus (b) the product of (i) Consolidated Lease Expense as of the last day of the most recent fiscal quarter for the four quarter period ending on such date multiplied by (ii) eight.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Administrative Agent" means Bank of America or any successor administrative agent appointed pursuant to Section 10.9.

                  "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.1 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Administrative Fees" has the meaning set forth in Section 3.4(c).

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Practice" means any dentist, pediatric dentist, orthodontist, professional association, professional corporation, partnership or similar Person for whose practice a Credit Party or any of its Subsidiaries provides business, management, administrative or other non-clinical support services pursuant to a Service Agreement; provided, however, any Litigating ORAL Affiliated Practice shall not be considered an Affiliated Practice to the extent, and only during the period, that such Affiliated Practice is engaged in litigation with any Credit Party or any of its Subsidiaries.

                  "Agent-Related Persons" means the Agents, together with their Affiliates (including, in the case of Bank of America in its capacities as the Administrative Agent, the Collateral Agent and the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Alternative Rate" means a rate of interest for all or part of a Loan agreed to between the Alternative Rate Lender and the Borrower pursuant to Section 2.6.

                  "Alternative Rate Agreement" means, with respect to any Loan or any portion thereof (including any continuations thereof to successive Interest Periods of like duration during the applicable Alternative Rate Period), the agreement between the Borrower and the Alternative Rate Lender pursuant to Section 2.6 that the Borrower's interest payment obligation with respect to such Loan (including continuations thereof) during the Alternative Rate Period shall be to pay interest at the Alternative Rate rather than the Base Rate or the Eurodollar Rate otherwise applicable to such Loan.

                  "Alternative Rate Breakage Amount" means the amount of any loss, cost or expense incurred by the Alternative Rate Lender (as calculated by it in a commercially reasonable manner, in connection with which the Alternative Rate Lender may use any reasonable averaging or attribution methods) as a result of its termination of, or acquisition of an offsetting position with respect to, all or any portion of any funding or other hedging arrangement entered into by the Alternative Rate Lender in whole or in part in connection with an Alternative Rate Agreement. If the Alternative Rate Breakage Amount calculated by the Alternative Rate Lender is a positive number, then such amount shall be payable by the Borrower pursuant to Section 3.14(b).

                  "Alternative Rate Lender" means Bank of America in its capacity as party to an Alternative Rate Agreement with the Borrower pursuant to Section 2.6.

                  "Alternative Rate Period" means, with respect to any Loan subject to an Alternative Rate Agreement, the stated duration of such Alternative Rate Agreement.

                  "Applicable Percentage" means, for Base Rate Loans, Eurodollar Loans, L/C Fees and Commitment Fees, the appropriate applicable percentages, in each case, corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

                                                                                           Commitment Fees
                                                                                --------------------------------------
                                                                                  Unused Revolving   Unused Revolving
                                                                Applicable        Commitment > 50%     Commitment <=
                                             Applicable       Percentage for             of               50% of
          Pricing          Leverage        Percentage for    Eurodollar Loans        Revolving           Revolving
           Level             Ratio         Base Rate Loans   and for L/C Fees     Committed Amount   Committed Amount
        ------------- ------------------- ------------------ ------------------ ------------------   ------------------
             1          < 1.75 to 1.0           0.50%              1.50%              0.450%             0.325%

        ------------- ------------------- ------------------ ------------------ ------------------- ------------------

             2        => 1.75 to 1.0 but
                         < 2.0 to 1.0           0.75%              1.75%              0.475%             0.350%

        ------------- ------------------- ------------------ ------------------ ------------------- ------------------

             3        => 2.0 to 1.0 but
                         < 2.5 to 1.0           1.00%              2.00%              0.500%             0.375%

        ------------- ------------------- ------------------ ------------------ ------------------- ------------------

             4        => 2.5 to 1.0 but
                        < 2.75 to 1.0           1.25%              2.25%              0.525%             0.400%

        ------------- ------------------- ------------------ ------------------ ------------------- ------------------

             5          => 2.75 to 1.0          1.50%              2.50%              0.550%             0.425%

        ------------- ------------------- ------------------ ------------------ ------------------- ------------------

                  The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the Compliance Certificate in accordance with the provisions of Section 7.2(a); provided that the initial Applicable Percentages shall be based on Pricing Level 3 (as shown above) and shall remain at Pricing Level 3 until the first Calculation Date subsequent to the Closing Date, and, thereafter, the Pricing Level shall be determined by the Leverage Ratio calculated as of the most recent Calculation Date; provided further that if the Borrower fails to provide the Compliance Certificate required by Section 7.2(a) on or before the most recent Calculation Date, the Applicable Percentages from such Calculation Date shall be based on Pricing Level 5 until such time that an appropriate Compliance Certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Arranger" means Banc of America Securities LLC, together with its successors and/or assigns.

                  "Asset Disposition" means any sale, assignment, transfer or other disposition by the Credit Parties or any of their Subsidiaries to any other Person (other than to another Credit Party), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), but excluding any sale, assignment, transfer or other disposition (a) made in accordance with the terms of Sections 8.4(a) -
         (e), or (b) made in accordance with the terms of Section 8.4(g) to the extent the requirements set forth in Section 8.4(g)(iii) with respect to the reinvestment of the Net Cash Proceeds from such sale, assignment, transfer or other disposition are satisfied; provided that, if such requirements set forth in Section 8.4(g)(iii) are not satisfied, such sale, assignment, transfer or other disposition shall constitute an "Asset Disposition" and such Net Cash Proceeds shall then be used to prepay Loans in accordance with the terms of Section 3.3(b)(ii). It is understood and agreed that any Service Agreement Buy-Out of a Litigating ORAL Affiliated Practice shall not be an Asset Disposition but that any Service Agreement Buy-Out other than of a Litigating ORAL Affiliated Practice shall be an Asset Disposition.

                  "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit 11.3(b).

                  "Authorized Officer" means any of the president, chief executive officer, chief financial officer, chief operating officer or treasurer of the Borrower.

                  "Bank of America" means Bank of America, N.A., together with its successors and/or assigns.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
         (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate" (the "Prime Rate"). The Prime Rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan (or any portion thereof) bearing interest at a rate determined by reference to the Adjusted Base Rate.

                  "Borrower" means Orthodontic Centers of America, Inc., a Delaware corporation, together with its successors and permitted assigns.

                  "Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Lenders pursuant to
         Section 2.1.

                  "Bridge Credit Agreement" means that certain Bridge Credit Agreement, dated as of November 9, 2001, among the Borrower, the Guarantors party thereto, the lenders party thereto, Bank of America, as administrative agent, and Bank One, N.A., as syndication agent, as previously amended, modified or supplemented prior to the Closing Date.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by Law or other governmental action to close in New York, New York or Charlotte, North Carolina.

                  "Capital Expenditures" means, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Credit Parties and their Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (a) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance or (b) made in connection with Permitted Acquisitions.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; including, in each case, all warrants, rights or options to purchase any of the foregoing.

                  "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

                  "Cash Equivalents" means (a) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (b) commercial paper issued by any Person organized under the Laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (c) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the Laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (d) repurchase obligations with a term not exceeding seven days with respect to underlying securities of the types described in clause (a) above entered into with any bank or trust company meeting the qualifications specified in clause (c) above, and
         (e) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (a) above.

                  "Closing Date" means the date of this Credit Agreement, which is the first date all the conditions precedent in Section 5.1 are satisfied or waived in accordance with Section 5.1 (or, in the case of Section 5.1(m), waived by the Person entitled to receive the applicable payment).

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Collateral" has the meaning set forth in the Collateral Documents.

                  "Collateral Agent" means Bank of America, in its capacity as collateral agent for the Lenders under the Collateral Documents, and its successors and permitted assigns in such capacity.

                  "Collateral Documents" means a collective reference to the Pledge and Security Agreement and such other documents, instruments and agreements executed and delivered in connection with the attachment and perfection of the Collateral Agent's security interests and liens arising thereunder, including without limitation, Uniform Commercial Code financing statements.

                  "Commitment" means, (a) as to each Revolving Lender, its obligation to (i) make Revolving Loans to the Borrower pursuant to
         Section 2.1, or (ii) fund or purchase Participation Interests in L/C Obligations pursuant to Section 2.2 and (b) as to each Term Loan Lender, its obligation make Term Loans to the Borrower pursuant to
         Section 2.3, in each case in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the Revolving Committed Amount or Term Loan Committed Amount, as applicable, as set forth opposite such Lender's name on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

                  "Commitment Fees" has the meaning set forth in Section 3.4(a).

                  "Compensation Period" has the meaning set forth in Section 3.2(c)(ii).

                  "Compliance Certificate" means a fully completed and duly executed officer's certificate in the form of Exhibit 7.2(a), together with a Covenant Compliance Worksheet.

                  "Consolidated Cash Flow" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to:

                           (a) Consolidated Net Income for such period, plus


                           (b) an amount which in the determination of
                  Consolidated Net Income for such period has been deducted for
                  (i) Consolidated Interest Expense for such period, (ii) aggregate federal, state, local and other income tax expense for such period, as determined in accordance with GAAP, (iii) depreciation and amortization charges for such period and (iv) Consolidated Lease Expense for such period, plus

                           (c) extraordinary and nonrecurring noncash losses,
                  impairments, expenses or charges (including in connection with the acquisition, purchase, sale or writedown of assets) reducing Consolidated Net Income for such period (not to exceed $10,000,000 during any four consecutive fiscal quarter period); provided that any cash expenses in respect of any noncash losses, expenses or charges included in the calculation of Consolidated Cash Flow pursuant to this clause
                  (c) shall be included (i.e. deducted) in the calculation of Consolidated Cash Flow for the period in which expended, minus

                           (d) extraordinary and nonrecurring gains (including
                  in connection with the sale or write-up of assets or the settlement of contract disputes) and other noncash credits increasing Consolidated Net Income for such period (not to exceed $10,000,000 during any four consecutive fiscal quarter period).

                  "Consolidated Fixed Charges" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to:

                           (a) Consolidated Interest Expense for such period,
                  plus

                           (b) aggregate federal, state, local and other income
                  tax expense for such period, as determined in accordance with GAAP, plus

                           (c) Capital Expenditures for such period, plus

                           (d) Consolidated Lease Expense for such period, plus

                           (e) the aggregate amount of all scheduled payments of
                  principal on Funded Debt (including, without limitation, Principal Amortization Payments) required to have been made by the Credit Parties and their Subsidiaries during such period (whether or not such payments are actually made), plus

                           (f) the aggregate of all amounts paid by the Borrower
                  during such period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock.

                  "Consolidated Funded Debt" means, as of any date of determination, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to all Funded Debt of the Credit Parties and their Subsidiaries as of such date.

                  "Consolidated Indebtedness" means, as of any date of determination, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to all Indebtedness of the Credit Parties and their Subsidiaries as of such date.

                  "Consolidated Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to:

                           (a) total interest expense (not reduced by interest
                  income) of the Credit Parties and their Subsidiaries for such period in respect of Consolidated Funded Debt, as determined in accordance with GAAP, plus

                           (b) all net amounts payable under or in respect of
                  Hedging Agreements, to the extent paid or accrued by a Credit Party or its Subsidiaries during such period, plus ----

                           (c) all commitment fees, financing fees and other
                  ongoing fees in respect of Funded Debt (including the Commitment Fees and the Administrative Fees) paid, accrued or capitalized by the Credit Parties and their Subsidiaries during such period, as determined in accordance with GAAP.

                  "Consolidated Lease Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all lease and rental expense of the Credit Parties and their Subsidiaries for such period (including, without limitation, all such lease and rental expense accrued or capitalized during such period, whether or not actually paid during such period, including capital lease obligations), as determined in accordance with GAAP (but excluding amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real property).

                  "Consolidated Net Income" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, net income (or loss) for the Credit Parties and their Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Net Worth" means, as of any date of determination, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the net worth of the Credit Parties and their Subsidiaries as of such date, as determined in accordance with GAAP, but excluding any Disqualified Capital Stock.

                  "Contingent Obligation" means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another

         Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Credit Parties and their Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

                  "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit 7.2(a).

         "Credit Agreement" has the meaning set forth in the Preamble hereof.

                  "Credit Documents" means this Credit Agreement, the Notes, the Collateral Documents, any Joinder Agreement, any Notice of Borrowing, any Notice of Continuation/Conversion, any Alternative Rate Agreement and any other document, agreement or instrument entered into or executed in connection with the foregoing.

                  "Credit Exposure" has the meaning set forth in the definition of "Required Lenders."

                  "Credit Extension" means each of the following: (a) the making of a Loan and (b) an L/C Credit Extension.

                  "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders and the Agents, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents to which any Credit Party is a party and (b) all liabilities and obligations owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under Hedging Agreements permitted hereunder.

                  "De Minimis Subsidiary" means any Subsidiary of the Borrower (other than a Guarantor) (a) that does not have continuing operations,
         (b) the total assets of which do not exceed, on a book value basis, $100,000 at any time and (c) the total annual revenues of which do not exceed $50,000, which such revenues, in the case of a newly acquired or formed Subsidiary, shall be calculated (i) on an annualized basis as of the end of each of the first three complete fiscal quarters following the acquisition or formation of such Subsidiary and (ii) thereafter on a rolling four fiscal quarter basis as of the end of each fiscal quarter.

                  "Debt Issuance" means the issuance, incurrence or sale by a Credit Party or any of its Subsidiaries of any debt securities or other Indebtedness, whether in a public offering of such debt securities or Indebtedness or otherwise, other than any Indebtedness expressly permitted under Section 8.2.

                  "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" means an interest rate equal to two percent (2%) plus the rate that otherwise would be applicable (or if no rate is applicable, the Adjusted Base Rate plus two percent (2%) per annum).

                  "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase or fund a Participation Interest (but only for so long as such Loan is not made or such Participation Interest is not purchased or funded), (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (b) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (c) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) or (b) above, in each case under (a), (b) or
         (c) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any foreign currency, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such foreign currency.

                  "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that is organized under the Laws of the United States of America or any state thereof or the District of Columbia.

                  "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person approved by the Administrative Agent, the L/C Issuer and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower and (iii) neither any Credit Party nor any Subsidiary or Affiliate of any Credit Party shall qualify as an Eligible Assignee.

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

                  "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

                  "Equity Issuance" means the issuance, sale or other disposition by a Credit Party or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in such Credit Party or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include (a) the issuance or sale of Capital Stock by any of the Subsidiaries of the Borrower to the Borrower or any other Subsidiary; provided that such Capital Stock is pledged to the Collateral Agent pursuant to a Pledge and Security Agreement, (b) any Capital Stock of the Borrower issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price, or (c) any rights, options or Capital Stock issued pursuant to employee, director or affiliated practitioner or practice stock, incentive, stock option or stock purchase plans or programs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

                  "ERISA Affiliate" means any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, any Credit Party or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

                  "ERISA Event" means: (a) a Reportable Event with respect to a Plan or a Multiemployer Plan, (b) a complete or partial withdrawal by any Credit Party, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, or the receipt by any Credit Party, any of its Subsidiaries or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
         Section 4041A of ERISA, (c) the distribution by any Credit Party, any of its Subsidiaries or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (d) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Credit Party, any of its Subsidiaries or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (e) the institution of a proceeding by any fiduciary of any Multiemployer Plan against any Credit Party, any of its Subsidiaries or any ERISA Affiliate to enforce
         Section 515 of ERISA, which is not dismissed within thirty (30) days,
         (f) the imposition upon any Credit Party, any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of any Credit Party, any of its Subsidiaries or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (g) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by any Credit Party, any of its Subsidiaries or any ERISA Affiliate, (h) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which any Credit Party, any of its Subsidiaries or any ERISA Affiliate may be directly or indirectly liable, (i) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Credit Party, any of its Subsidiaries or any ERISA Affiliate fails to timely provide security to such

         Plan in accordance with the provisions of such sections or (j) the withdrawal of any Credit Party, any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a play year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan.

                  "Eurodollar Loan" means a Loan (or any portion thereof) bearing interest based at a rate determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Rate" means, for any Interest Period with respect to any Eurodollar Loan:

                           (a) the rate per annum equal to the rate determined
                  by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause
                  (b) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) if the rates referenced in the preceding clauses
                  (a) and (b) are not available, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Event of Default" has the meaning set forth in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Existing Credit Agreement" means that certain Credit Agreement, dated as of October 8, 1998, among the Borrower, certain Subsidiaries of the Borrower party thereto, as borrowers, the lenders party thereto, Wachovia Bank, National Association (formerly known as First Union National Bank), as administrative agent and collateral agent, Bank of America, as documentation agent, and Citibank, N.A., as syndication agent, as such agreement has been amended or modified on or prior to the Closing Date.

                  "Existing Letters of Credit" means the letters of credit set forth on Schedule 1.1(b).

                  "Fair Market Value" means, with respect to any Capital Stock of any Credit Party or any of its Subsidiaries given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

                  "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain letter agreement, dated as of November 13, 2002, among the Borrower, Bank of America and the Arranger, as amended, modified, supplemented or restated from time to time.

                  "Financial Officer" means, with respect to the Borrower, the chief financial officer, vice president-finance, principal accounting officer or treasurer of the Borrower.

                  "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Cash Flow for the period of four consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for the period of four consecutive fiscal quarters ending on such date.

                  "Foreign Subsidiary" means each direct and indirect Subsidiary of the Borrower that is organized under the laws of any nation, state or jurisdiction other than the United States of America or any state thereof or the District of Columbia.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Funded Debt" means, with respect to any Person, (a) all Indebtedness for borrowed money of such Person, (b) all purchase money Indebtedness of such Person, (c) the principal portion of all obligations of such Person under capital leases, (d) all Contingent Obligations of the Credit Parties and their Subsidiaries as to Funded Debt of another Person and (e) all Incentive Program Indebtedness of such Person. Notwithstanding the foregoing, the Loans shall at all times constitute Funded Debt of the Borrower.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) or that are promulgated by any Governmental Authority having appropriate jurisdiction.

                  "Government Acts" has the meaning set forth in Section 2.2(l).

                  "Governmental Authority" means any domestic or foreign nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any state dental board and any federal or state securities board or commission) and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Granting Lender" has the meaning specified in Section
         11.3(g).

                  "Guarantor" means each of the direct or indirect Domestic Subsidiaries of the Borrower (other than De Minimis Subsidiaries) and each other Person who becomes a Guarantor hereunder, together with their successors and permitted assigns.

                  "Guaranty" means the guaranty of the Credit Party Obligations provided by the Guarantors pursuant to Section 4.

                  "Hazardous Substances" means any substances or materials (a) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (c) the presence of which require investigation or response under any Environmental Law, (d) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (e) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (f) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

                  "Hedging Agreements" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

                  "Incentive Program Indebtedness" has the meaning set forth in
         Section 8.2(j).

                  "Indebtedness" means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Credit Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (h) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (i) all Contingent Obligations of such Person, (j) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (k) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (l) all Incentive Program Indebtedness of such Person and
         (m) all indebtedness referred to in clauses (a) through (l) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.5(b).

                  "Indemnitees" has the meaning set forth in Section 11.5(b).

                  "Intercompany Notes" means the intercompany notes evidencing Indebtedness permitted pursuant to Section 8.2(d).

                  "Interest Payment Date" means, (a) as to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date, and (c) as to payment of the Alternative Rate by the Borrower to the Alternative Rate Lender with respect to a Loan or any portion thereof, the Interest Payment Date applicable to such Loan (or such other date as agreed to between the Alternative Rate Lender and the Borrower) and the Maturity Date.

                  "Interest Period" means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion; provided that:

                           (a) any Interest Period that would otherwise end on a
                  day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           (b) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no Interest Period shall extend beyond the
                  Maturity Date.

                  "Investments" has the meaning set forth in Section 8.5.

                  "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit 7.10.

                  "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof, the renewal or increase of the amount thereof or any extension of credit resulting from a drawing thereunder that has not been reimbursed.

                  "L/C Fees" has the meaning set forth in Section 3.4(b).

                  "L/C Fronting Fee" has the meaning set forth in Section
         2.2(i).

                  "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

                  "L/C Obligations" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under any Letter of Credit.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

                  "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit.

                  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

                  "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

                  "Letter of Credit Sublimit" means an amount equal to TEN MILLION DOLLARS ($10,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.

                  "Leverage Ratio" means, as of any date, the ratio of (a) Adjusted Consolidated Indebtedness as of such date to (b) Consolidated Cash Flow as of the last day of the most recent fiscal quarter for the period of the prior four consecutive fiscal quarters ending on such day.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

                  "Licenses" means any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations.

                  "Limitation" means a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in a Third Party Payor Arrangement, and the loss of any other rights.

                  "Litigating ORAL Affiliated Practices" means those Affiliated Practices set forth on Schedule 1.1(c) hereto.

                  "Loan" or "Loans" means the Revolving Loans and the Term Loans (or any portion of any Loan), individually or collectively, as appropriate.

                  "Management Letter" has the meaning set forth in Section
         7.2(c).

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                  "Margin Stock" has the meaning ascribed to such term in Regulation U.

                  "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), operations, business, performance, properties or assets of the Credit Parties and their Subsidiaries, taken as a whole.

                  "Material Adverse Effect" means a material adverse effect upon
         (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Credit Parties and their Subsidiaries, taken as a whole, (b) the ability of the Credit Parties and their Subsidiaries, taken as a whole, to perform their obligations under this Credit Agreement or any of the other Credit Documents or (c) the legality, validity or enforceability of this Credit Agreement or any of the other Credit Documents or the rights and remedies of the Agents and the Lenders hereunder and thereunder.

                  "Material Contract" has the meaning set forth in Section 6.18.

                  "Maturity Date" means January 2, 2006.

                  "Medicaid" means that government-sponsored entitlement program under Title XIX of the Social Security Act that provides medical assistance based on specific eligibility criteria.

                  "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.

                  "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

                  "Multiple Employer Plan" means a Single Employer Plan to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate and at least one employer other than any Credit Party, any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Net Cash Proceeds" means, in the case of any Asset Disposition, Equity Issuance or Debt Issuance, the aggregate cash payments received by the Credit Parties and their Subsidiaries less reasonable and customary fees and expenses (including attorneys' fees, accountants' fees, investment banking fees, underwriting discounts and commissions) incurred by the Credit Parties and their Subsidiaries in connection therewith.

                  "Note" or "Notes" means the Revolving Notes and the Term Notes, individually or collectively, as appropriate.

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.4.

                  "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                  "Original Rate" has the meaning set forth in Section 3.1(c).

                  "Other Taxes" has the meaning set forth in Section 3.13(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Participant" has the meaning set forth in Section 11.3(d).

                  "Participation Interest" means (a) the purchase by a Revolving Lender of a participation in Letters of Credit or L/C Obligations as provided in Section 2.2 or (b) the purchase by a Lender of a participation in any Loan as provided in Section 3.8.

                  "Patient Contracts" means patient contracts between the Affiliated Practices and their respective patients (or parent, guardian or other responsible party) for the provision of orthodontic and pediatric dental services in an Affiliated Practice center or office that is subject to a Service Agreement.

                  "Permitted Acquisition" means (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business or assets thereof acquired shall be within (or any assets acquired shall be used within) the permitted lines of business described in Section 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) the Board of Directors or equivalent governing body of the Person whose Capital Stock or business is acquired shall have approved such Acquisition, (iv) all of the conditions and requirements of Sections
         7.9 and 7.10 applicable to such Acquisition are satisfied, and (v) after giving effect to such Acquisition, the Credit Parties and their Subsidiaries are in compliance on a Pro Forma Basis with the financial covenants set forth Section 8.14; or (b) any other Acquisition to which the Required Lenders shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in Sections 7.9 and 7.10, and in or pursuant to any such consent, have been completed to the satisfaction of, or waived in writing by, the Required Lenders.

                  "Permitted Liens" has the meaning set forth in Section 8.3.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
         Section 3(5) of ERISA.

                  "Pledge and Security Agreement" means any pledge and security agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, as amended, modified, restated or supplemented from time to time.

                  "Prime Rate" has the meaning set forth in the definition of Base Rate in this Section 1.1.

                  "Principal Amortization Payment" means a principal payment on the Term Loans as required by Section 2.3(c).

                  "Privacy Standards" has the meaning set forth in Section 7.4.

                  "Pro Forma Basis" means, for purposes of determining compliance with the financial covenants set forth in Section 8.14 as of any date of determination, that (a) Consolidated Indebtedness and Consolidated Funded Debt shall be determined as of such date of determination after giving effect to any Borrowing on such date and (b) Consolidated Net Income, Consolidated Cash Flow, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Lease Expense, Consolidated Net Worth and Total Patient Contract Balances shall be as set forth in the most recent Compliance Certificate delivered pursuant to Section 7.2(a).

                  "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), (a) with respect to Revolving Loans (and Letters of Credit) the numerator of which is the amount of the commitment of such Lender at such time to make Revolving Loans to the Borrower pursuant to
         Section 2.1 and the denominator of which is the amount of the Revolving Committed Amount at such time; provided that if the Commitment has been terminated pursuant to Section 9.2 or otherwise, then such Pro Rata Share of each such Lender shall be determined based on such Lender's percentage ownership of the principal amount of outstanding Revolving Loans plus its Participation Interest in the outstanding principal amount of L/C Obligations and (b) with respect to Term Loans, the outstanding principal amount of Term Loans made by such Lender. The initial Pro Rata Share of each Lender as to Revolving Loans and Term Loans is set forth opposite the name of such Lender on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

                  "Prohibited Transaction" means any transaction described in
         (a) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (b) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

                  "Projections" has the meaning set forth in Section 6.11(b).

                  "Property" means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Register" has the meaning set forth in Section 11.3(c).

                  "Regulations T, U and X" means Regulations T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

                  "Reimbursable Investment" means any advance made by a Credit Party or any of its Subsidiaries with respect to operating expenses or fixed assets of or for an Affiliated Practice that is reimbursable over time by the Affiliated Practice to a Credit Party or a Subsidiary thereof, so long as such expenses or fixed assets are reflected in the Borrower's consolidated financial statements (other than solely on a footnote basis).

                  "Reimbursement Approvals" means, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by Governmental Authorities or other Persons.

                  "Reportable Event" means (a) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (b) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code and (d) a cessation of operations described in Section 4062(e) of ERISA.

                  "Request for Alternative Rate" means, with respect to an Alternative Rate Agreement, a written request, substantially in the form of Exhibit 2.6, duly completed and signed by a Responsible Officer and delivered to the Alternative Rate Lender.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that
         (a) Required Lenders shall consist of at least three (3) Lenders and
         (b) if any Lender shall be a Defaulting

         Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (i) at any time prior to the termination of the Commitments, the sum of (A) the Pro Rata Share of such Lender of the Revolving Committed Amount multiplied by the Revolving Committed Amount plus (B) the outstanding principal amount of Term Loans made by such Lender and (ii) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

                  "Requirement of Law" means, with respect to any Person, the Organizational Documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Credit Agreement and the other Credit Documents.

                  "Responsible Officer" means, with respect to any Credit Party or any of its Subsidiaries, the president, the chief executive officer, the chief operating officer, the co-chief executive officer, the chief financial officer, any executive officer, vice president-finance, principal accounting officer or treasurer of such Credit Party or such Subsidiary, and any other officer or similar official thereof responsible for the administration of the obligations of such Credit Party or such Subsidiary in respect of this Credit Agreement and the other Credit Documents.

                  "Revolving Committed Amount" means ONE HUNDRED MILLION DOLLARS ($100,000,000) or such lesser amount as it may be reduced to from time to time in accordance with Section 2.1(d) and Section 3.3(c).

                  "Revolving Lender" means any Lender whose Pro Rata Share of the Revolving Committed Amount is greater than zero, together with its successors and permitted assigns.

                  "Revolving Loans" has the meaning set forth in Section 2.1(a).

                  "Revolving Notes" means the promissory notes of the Borrower in favor of each Revolving Lender evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(e).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Seller Indebtedness" has the meaning set forth in Section 8.2(f).

                  "Service Agreement" means any agreement or arrangement between any Credit Party or any of its Subsidiaries and one or more Affiliated Practices pursuant to which such Credit Party or such Subsidiary agrees to provide or arrange for comprehensive management, administrative and other non-medical support services to such Affiliated Practice or Practices in exchange for payment to such Credit Party or such Subsidiary of a service, management or similar fee.

                  "Service Agreement Buy-Out" means any payment made by an Affiliated Practice to a Credit Party in exchange for the termination of, or the complete or partial release from its obligations under, its Service Agreement with such Credit Party.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person and (e) the value of the assets of such Person at fair valuation or at present fair saleable valuation is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.

                  "SPC" has the meaning set forth in Section 11.3(g).

                  "Spot Rate" means, for any foreign currency, the rate quoted by Bank of America, in good faith, as the spot rate for the purchase by Bank of America of such currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time. Any reference to Subsidiary herein, unless otherwise identified, shall mean a Subsidiary, direct or indirect, of the Borrower.

                  "Target" has the meaning set forth in Section 7.9(b).

                  "Taxes" has the meaning set forth in Section 3.13(a).

                  "Term Loan Lender" means any Lender whose Pro Rata Share of the Term Loan Committed Amount is greater than zero, together with its successors and permitted assigns.

                  "Term Loans" has the meaning set forth in Section 2.3(a).

                  "Term Loan Committed Amount" means TWENTY-FIVE MILLION DOLLARS ($25,000,000).

                  "Term Notes" means the promissory notes of the Borrower in favor of each Term Loan Lender evidencing the Term Loans provided pursuant to Section 2.3, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.3(d).

                  "Third Party Payor Arrangements" means any and all arrangements with Medicare, Medicaid, TRICARE/CHAMPUS and any other Governmental Authority or quasi-public agency, Blue Cross, Blue Shield, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

                  "Total Patient Contract Balances" means, as of the last day of any fiscal quarter, without duplication, the aggregate balance as of such date of uncollected cash due or to become due (a) under all Patient Contracts for orthodontic and dental services performed and to be performed by the Affiliated

         Practices or (b) under all financing agreements or installment payment programs with respect to Patient Contracts between patients and the Borrower and its Subsidiaries, in each case net of a reasonable allowance for uncollectable amounts and patient prepayments.


                  "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Loan.

                  "Unfunded Pension Liability" means, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under
         Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

                  "Unused Revolving Commitment" means, for any date of determination, the amount by which (a) the aggregate Revolving Committed Amount on such date exceeds (b) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations on such date.

                  "Wholly Owned" means, with respect to any Subsidiary of the Borrower, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by the Borrower.

         1.2 COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3 ACCOUNTING TERMS/CALCULATION OF FINANCIAL COVENANTS.

         Except as otherwise expressly provided herein, all accounting terms used herein or incorporated herein by reference shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Notwithstanding anything to the contrary in this Credit Agreement, for purposes of calculation of the financial covenants set forth in Section 8.14, all accounting determinations and computations thereunder shall be made in accordance with GAAP as in effect as of the date of this Credit Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Credit Parties referred to in Section 5.1(d). In the event that any changes in GAAP after such date are required to be applied to the Credit Parties and would affect the computation of the financial covenants contained in Section 8.14, such changes shall be followed only from and after the date this Credit Agreement shall have been amended to take into account any such changes.

         1.4 TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         1.5 ROUNDING OF FINANCIAL COVENANTS.

         Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.6 REFERENCES TO AGREEMENTS AND REQUIREMENT OF LAWS.

         Unless otherwise expressly provided herein: (a) references to organization documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

                                    SECTION 2

                                 CREDIT FACILITY

         2.1 REVOLVING LOANS.

                  (a) Revolving Committed Amount. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") in Dollars to the Borrower, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that after giving effect to any Borrowing (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the sum of the aggregate principal amount of outstanding Revolving Loans of such Lender plus the aggregate principal amount of outstanding L/C Obligations of such Lender shall not exceed such Lender's Pro Rata Share of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans. Revolving Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested Borrowing of Revolving Loans that will be Base Rate Loans and (ii) three Business Days prior to the date of the requested Borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) the date of the requested Borrowing, (C) the Type of Revolving Loan, (D) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto, and (E) certification that the Borrower has complied in all respects with
         Section 5.2. If the Borrower shall fail to specify (1) an Interest Period in the case of a Eurodollar Loan, then such Eurodollar Loan shall be deemed to have an Interest Period of one month or (2) the Type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan. All Revolving Loans made on the Closing Date shall be Base Rate Loans. Thereafter, all or any portion of the Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.4.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Revolving Lenders as to the terms thereof. Each Revolving Lender shall make its Pro Rata Share of the requested Revolving Loans available to the Administrative Agent in Dollars and in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the conditions set forth in Section 5.2, the amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

                  (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

                  (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Exhibit 2.1(e).

         2.2 LETTER OF CREDIT SUBFACILITY.

                  (a) The Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth
                  herein and other terms and conditions that the L/C Issuer may reasonably require, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this
                  Section 2.2, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby Letters of Credit in Dollars for the account of the Borrower or, subject to the terms of
                  Section 2.2(k), certain Subsidiaries of the Borrower, and to amend Letters of Credit previously issued by it, in each case in accordance with subsection (b) below and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or, subject to the terms of Section 2.2(k), certain Subsidiaries of the Borrower; provided, however, that after giving effect to the issuance of any Letter of Credit (1) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations shall not exceed the Revolving Committed Amount, (2) with respect to each individual Lender, the sum of the aggregate principal amount of outstanding Revolving Loans of such Lender plus the aggregate principal amount of outstanding L/C Obligations of such Lender shall not exceed such Lender's Pro Rata Share of the Revolving Committed Amount and (3) the aggregate principal amount of outstanding L/C Obligations shall not at any time exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                           (ii) The L/C Issuer shall not issue or amend any
                  Letter of Credit if:

                                    (A) any order, judgment or decree of any
                           Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                                    (B) the expiry date of such requested Letter
                           of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                                    (C) the expiry date of such requested Letter
                           of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date;

                                    (D) the issuance of such Letter of Credit
                           would violate one or more policies of the L/C Issuer; or

                                    (E) such Letter of Credit is in an initial
                           amount less than $100,000 (unless otherwise agreed to by the L/C Issuer), is to be used for a purpose other than as permitted by Section 7.11, or is denominated in a currency other than Dollars.

                           (iii) The L/C Issuer shall be under no obligation to
                  amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b) Procedures for Issuance and Amendment of Letters of
         Credit.

                           (i) Each Letter of Credit shall be issued or amended,
                  as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. The Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as applicable. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day),
                  (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business
                  Day), (3) the nature of the proposed amendment and (4) such other matters as the L/C Issuer may require.

                           (ii) Promptly after receipt of any Letter of Credit
                  Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices.

                           (iii) Promptly after its delivery of any Letter of
                  Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (c) Participations.

                           (i) On the Closing Date, each Revolving Lender shall
                  be deemed to have purchased without recourse a risk participation from the L/C Issuer in each Existing Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the obligations under such Existing Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuer therefor and discharge when due, its Pro Rata Share of the obligations arising under such Existing Letter of Credit.

                           (ii) Each Revolving Lender, upon issuance of a Letter
                  of Credit, shall be deemed to have purchased without recourse a risk participation from the L/C Issuer in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuer therefor and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit.

                  (d) Reimbursement.

                           (i) In the event of any drawing under any Letter of
                  Credit, the L/C Issuer will promptly notify the Borrower in writing. The Borrower shall reimburse the L/C Issuer on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in immediately available funds. If the Borrower shall fail to reimburse the L/C Issuer as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus two percent (2%).

                           (ii) Subsequent to a drawing under any Letter of
                  Credit, unless the Borrower shall immediately notify the L/C Issuer of its intent to otherwise reimburse the L/C Issuer, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as described herein, the proceeds of which will be used to satisfy the reimbursement obligations. On any day on which the Borrower shall be deemed to have requested a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Revolving Lenders (without giving effect to any termination of the Commitments pursuant to
                  Section 9.2 or otherwise) pro rata based on each Revolving Lender's respective Pro Rata Share and the proceeds thereof shall be paid directly to the L/C Issuer for application to the respective L/C Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (A) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) the failure of any conditions specified in Section 5.2 to have been satisfied,
                  (C) the existence of a Default or an Event of Default, (D) the failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (E) the date of such Mandatory Borrowing, or (F) any reduction in the Revolving Committed Amount or any termination of the Commitments.

                           (iii) In the event that any Mandatory Borrowing
                  cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith fund (as of the date the

                  Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Pro Rata Share in the outstanding L/C Obligations; provided, that in the event any Revolving Lender shall fail to fund its Pro Rata Share on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Revolving Lender's unfunded participation interest therein shall bear interest payable to the L/C Issuer upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate. Simultaneously with the making of each such payment by a Revolving Lender to the L/C Issuer, such Revolving Lender shall, automatically and without any further action on the part of the L/C Issuer or such Revolving Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the L/C Issuer) in the related unreimbursed drawing portion of the L/C Obligation and in the interest thereon and shall have a claim against the Borrower and the other Credit Parties with respect thereto. Any payment by the Lenders pursuant to this clause (iii) shall not relieve or otherwise impair the obligations of the Borrower or any Credit Party to reimburse the L/C Issuer under a Letter of Credit.

                  (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                           (i) any lack of validity or enforceability of such
                  Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

                           (ii) the existence of any claim, counterclaim,
                  set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                           (iii) any draft, demand, certificate or other
                  document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                           (iv) any payment by the L/C Issuer under such Letter
                  of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                           (v) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                  (f) Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.2(e). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral. If, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then aggregate principal amount of all L/C Obligations (in an amount equal to such aggregate principal amount determined as of the Letter of Credit Expiration Date). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

                  (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Requirement of Law & Practice (or such later version thereof as may be in effect at the time of issuance) and the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency
         (euro)) shall apply to each Letter of Credit.

                  (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 0.125% times the daily maximum amount available to be drawn under such Letter of Credit (the "L/C Fronting Fee"). The L/C Fronting Fee shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter of the Borrower (as well as on the Letter of Credit Expiration Date) for the fiscal quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the issuance of such Letter of Credit. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                  (k) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (l) Indemnification of L/C Issuer.

                           (i) In addition to its other obligations under this
                  Credit Agreement, the Credit Parties hereby agree to protect, indemnify, pay and hold the L/C Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the L/C Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Credit Parties and the L/C
                  Issuer, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. In the absence of gross negligence or willful misconduct, the L/C Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit;
                  (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the L/C Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the L/C Issuer's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the L/C Issuer, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the L/ C Issuer under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the L/C Issuer against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The L/C Issuer shall not, in any way, be liable for any failure by the L/C Issuer or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the L/C Issuer.

                           (iv) Nothing in this subsection (l) is intended to
                  limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (l) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the L/C Issuer to enforce any right, power or benefit under this Credit Agreement.

                  (m) Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

         2.3 TERM LOANS.

                  (a) Term Loan Commitment. Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees, on the Closing Date, to make a term loan (each a "Term Loan" and collectively the "Term Loans") to the Borrower in Dollars in an amount equal to such Term Loan Lender's Pro Rata Share of the Term Loan Committed Amount; provided that the aggregate amount of Term Loans made on the Closing Date shall not exceed the Term Loan Committed Amount. Once repaid, Term Loans may not be reborrowed.

                  (b) Funding of Term Loans. On or before 1:00 p.m. on the Closing Date, each Term Loan Lender will make its Pro Rata Share of the Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the Administrative Agent's Office. The amount of the Term Loans will then be made available to the Borrower by the Administrative Agent either by
         (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) by wire transfer of such funds, in each case to the extent the amount of such Term Loans are made available to the Administrative Agent. All Term Loans on the Closing Date shall be Base Rate Loans. Thereafter, all or any portion of the Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.4.

                  (c) Amortization. The principal amount of the Term Loans shall be repaid in quarterly installments as follows, unless accelerated sooner pursuant to Section 9.2:

     PRINCIPAL AMORTIZATION PAYMENT        TERM LOAN PRINCIPAL
                  DATES                   AMORTIZATION PAYMENT
     ------------------------------       --------------------
             March 31, 2003                   $2,083,333.25

              June 30, 2003                   $2,083,333.25

           September 30, 2003                 $2,083,333.25

            December 31, 2003                 $2,083,333.25

             March 31, 2004                   $2,083,333.25

              June 30, 2004                   $2,083,333.25

           September 30, 2004                 $2,083,333.25

            December 31, 2004                 $2,083,333.25

             March 31, 2005                   $2,083,333.25

              June 30, 2005                   $2,083,333.25

           September 30, 2005                 $2,083,333.25

              Maturity Date                   $2,083,334.25
     ------------------------------       --------------------

                  (d) Term Notes. The Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Exhibit 2.3(d).

         2.4 CONTINUATIONS AND CONVERSIONS.

         Subject to the terms below, the Borrower shall have the option, on any Business Day prior to the Maturity Date, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans. By no later than 11:00 a.m. (a) on the date of the requested conversion of a Eurodollar Loan to a Base Rate Loan and (b) three Business Days prior to the date of the requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Continuation/Conversion in the form of Exhibit 2.4, setting forth whether the Borrower wishes to continue or convert such Loans. Notwithstanding anything herein to the contrary, (i) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default and (iii) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall be deemed a request to convert such Eurodollar Loan to a Base Rate Loan on the last day of the applicable Interest Period; provided that any failure by the Borrower to adequately continue a Eurodollar Loan that is subject to an Alternative Rate Agreement shall, on the last day of the applicable Interest Period, be deemed to have been irrevocably requested by the Borrower to be continued for an Interest Period of like duration (or such shorter duration if it would exceed the applicable Alternative Rate Period) unless the Alternative Rate Lender shall have notified the Administrative Agent that the Alternative Rate Agreement is no longer in effect for such Eurodollar Loan.

         2.5 MINIMUM AMOUNTS.

         Each request for a Loan and each conversion or continuation thereof shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $3,000,000 and in integral multiples of $1,000,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of outstanding Revolving Loans), and (c) no more than seven Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.5, separate Eurodollar Loans that begin and end on the same date, as well as Eurodollar Loans that begin and end on different dates, shall all be considered as separate Eurodollar Loans.

         2.6 ALTERNATIVE RATE.

         The Borrower may irrevocably request an Alternative Rate Agreement for all or any portion of a Loan (including continuations thereof during the Alternative Rate Period) in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof by delivering a Request for Alternative Rate to the Alternative Rate Lender not later than 10:00 a.m. (a) three Business Days preceding the first Business Day of a calendar month for a Base Rate Loan, and
(b) five Business Days prior to the first day of the initial Interest Period during which the Alternative Rate is to apply for a Eurodollar Loan. The Alternative Rate Lender shall have no obligation to agree to a Request for Alternative Rate and no Request for Alternative Rate shall be deemed to be accepted by the Alternative Rate Lender until the Request for Alternative Rate is accepted in writing by the Alternative Rate Lender. Any Alternative Rate Agreement will become effective (i) for a Base Rate Loan, on the first Business Day of a month and (ii) for a Eurodollar Loan, on the first day of the Interest Period for such Eurodollar Loan within the applicable Alternative Rate Period, and shall continue in effect, unless earlier terminated as herein provided, for the Alternative Rate Period applicable thereto.

                                    SECTION 3

                          GENERAL PROVISIONS APPLICABLE
                                    TO LOANS

         3.1 INTEREST.

                  (a) Interest Rate. Subject to Sections 3.1(b) and (c), (i) all Base Rate Loans shall accrue interest at the Adjusted Base Rate and
         (ii) all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                  (b) Default Rate of Interest. After the occurrence, and during the continuation, of an Event of Default, the principal of and, to the extent permitted by Law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at the Default Rate.

                  (c) Alternative Rate Interest. Upon the written acceptance of a Request for Alternative Rate by the Alternative Rate Lender with respect to a Loan or any portion thereof (including continuations thereof), the Borrower shall pay interest to the Alternative Rate Lender for its account on the unpaid principal amount of such Loan or relevant portion thereof at a rate per annum equal to the Alternative Rate from the effective date of the Alternative Rate Agreement on each Interest Payment Date occurring prior to the end of (and including the last day of) the Alternative Rate Period for such Loan or earlier termination of the Alternative Rate pursuant to the terms of the Alternative Rate Agreement or this Credit Agreement (each such payment to be made in Dollars and in immediately available funds not later than 12:00 noon; provided, however, that each Lender other than the Alternative Rate Lender shall continue to receive from the Administrative Agent (after its receipt of payment from the Alternative Rate Lender as set forth in the immediately following sentence) its Pro Rata Share of interest on such Loan determined pursuant to Section 3.1(a)). The Lenders agree that to the extent that the Borrower pays the Alternative Rate on an Interest Payment Date for a Loan or relevant portion thereof to the Alternative Rate Lender, the Borrower's obligation to pay interest on such Revolving Loan on such Interest Payment Date shall have been satisfied and it shall be the responsibility of the Alternative Rate Lender to pay to the Administrative Agent for the account of the other Lenders the interest due on such Revolving Loan determined pursuant to Section 3.1(a) on such Interest Payment Date. The Borrower and Lenders acknowledge and agree that (i) the Alternative Rate Lender may, in its sole discretion, at any time upon the occurrence of any event or condition described in
         Section 3.14(b), by notice to the Borrower and the Administrative Agent, terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to a Revolving Loan to revert to (A) the interest rate otherwise applicable to such Revolving Loan determined pursuant to Section 3.1(a) (the "Original Rate") or (B) the Default Rate if it would then be applicable to such Loan pursuant to Section 3.1(b), (ii) if, with respect to a Loan as to which an Alternative Rate is then applicable, the Lenders (other than the Alternative Rate Lender) shall fail to receive the Original Rate or, if applicable, the Default Rate for such Loan from the Administrative Agent, the Alternative Rate shall automatically revert to the Original Rate or, if applicable, the Default Rate for such Loan and the Alternative Rate Agreement applicable to such Loan shall, at the discretion of the Alternative Rate Lender, terminate and (iii) no Lender shall have any right to any payment or performance from the Alternative Rate Lender hereunder or otherwise in respect of any Alternative Rate Agreement other than as provided in the second sentence of this Section 3.1(c). The Borrower and the Lenders further acknowledge and agree that notwithstanding the foregoing, in the event that the Default Rate shall at any time apply to a Loan as to which an Alternative Rate Agreement remains in effect, the Borrower shall be solely responsible for the full and timely payment to the Administrative Agent for the account of the Lenders (including the Alternative Rate Lender) of the amount by which such Default Rate exceeds the Original Rate.

                  (d) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

         3.2 PAYMENTS GENERALLY.

                  (a) No Deductions; Place and Time of Payments. All payments to be made by the Credit Parties shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Credit Parties hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Payment Dates. Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                  (c) Advances by Administrative Agent. Unless the Borrower, the Alternative Rate Lender or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower, the Alternative Rate Lender or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower, the Alternative Rate Lender or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Dollars and in immediately available funds, then:

                           (i) if the Borrower or Alternative Rate Lender failed
                  to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Dollars and in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                           (ii) if any Lender failed to make such payment, such
                  Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Dollars and in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

                  (d) Several Obligations. The obligations of the Lenders hereunder to make Loans and to fund or purchase Participation Interest are several and not joint. The failure of any Lender to make any Loan or to fund or purchase any Participation Interest on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or fund its Participation Interest.

                  (e) Funding Offices. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         3.3 PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay the Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) all prepayments under this Section 3.3(a) shall be subject to Section 3.14, (ii) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent, (iii) each such partial prepayment of Eurodollar Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $500,000 and (iv) each such partial prepayment of Base Rate Loans shall be in the minimum principal amount of $500,000 and integral multiples of $100,000 or, in the case of clauses (iii) and (iv), if less than such minimum amounts, the entire principal amount thereof then outstanding. Amounts prepaid pursuant to this Section 3.3(a) shall be applied as the Borrower may elect based on the Lenders' Pro Rata Shares; provided, however, if the Borrower fails to specify, such prepayment shall be applied by the Administrative Agent, subject to Section 3.7, in such manner as it deems reasonably appropriate.

                  (b) Mandatory Prepayments.

                           (i) Revolving Committed Amount. If at any time (A)
                  the sum of the aggregate principal amount of Revolving Loans outstanding plus the aggregate principal amount of L/C Obligations outstanding exceeds the Revolving Committed Amount or (B) the aggregate principal amount of L/C Obligations outstanding exceeds the Letter of Credit Sublimit, the Borrower shall immediately make a principal payment to the Administrative Agent and/or Cash Collateralize outstanding L/C Obligations in a manner and in an amount to be in compliance with Sections 2.1 and 2.2, as applicable, and as directed by the Administrative Agent (any such prepayment with respect to clause (A) above to be applied as set forth in Section 3.3(c) below).

                           (ii) Asset Disposition. Immediately upon receipt by a
                  Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward an amount equal to 100% of the Net Cash Proceeds of such Asset Disposition to the Administrative Agent (all such prepayments to be applied as set forth in Section 3.3(c) below); provided, however, the Borrower shall not be required to forward such Net Cash Proceeds to the extent such Net Cash Proceeds are reinvested in accordance with the terms of Section 8.4(g).

                           (iii) Equity Issuances. Immediately upon receipt by a
                  Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall forward an amount equal to 50% of the Net Cash Proceeds of such Equity Issuance to the Administrative Agent (all such prepayments to be applied as set forth in Section 3.3(c) below).

                           (iv) Debt Issuances. Immediately upon receipt by a
                  Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall forward an amount equal to 100% of the Net Cash Proceeds of such Debt Issuance to the Administrative Agent (all such prepayments to be applied as set forth in Section 3.3(c) below).

                           (v) Service Agreement Buy-Outs of Litigating ORAL
                  Affiliated Practices. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Service

                  Agreement Buy-Out with respect to a Litigating ORAL Affiliated Practice, the Borrower shall forward an amount equal to 35% of all cash proceeds of any such Service Agreement Buy-Out when received (whether received at the time of any buy-out or settlement or subsequently in connection with any sale, disposition or payment under any promissory note, instrument or other non-cash consideration) to the Administrative Agent (all such prepayments to be applied as set forth in Section 3.3(c)).

                  (c) Application of Prepayments. All amounts required to be prepaid pursuant to Section 3.3(b)(i)(A) shall be applied first to Revolving Loans and second to Cash Collateralize outstanding L/C Obligations. All amounts required to be prepaid pursuant to Sections 3.3(b)(ii), (iii), (iv) and (v) shall be applied first to Principal Amortization Payments in inverse order of maturity, second to Revolving Loans and third to Cash Collateralize outstanding L/C Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and second to Eurodollar Loans in direct order of Interest Period maturities. All prepayments pursuant to Section 3.3(b) shall be subject to Section 3.14 and shall be accompanied by the interest on the principal amount prepaid through the date of prepayment.

         3.4 FEES.

                  (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Revolving Lender based on its Pro Rata Share of the Revolving Committed Amount, a per annum fee equal to the daily average sum of the Applicable Percentage for Commitment Fees for each day during the period of determination multiplied by the Unused Revolving Commitment for each such day (the "Commitment Fees"). The Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the fiscal quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the Closing Date.

                  (b) L/C Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share of the Revolving Committed Amount a fee for each outstanding Letter of Credit equal to the Applicable Percentage for L/C Fees times the daily maximum amount available to be drawn under such Letter of Credit (the "L/C Fees"). The L/C Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter of the Borrower (as well as on the Letter of Credit Expiration Date) for the fiscal quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the issuance of such Letter of Credit.

                  (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent (the "Administrative Fees") in the Fee Letter.

         3.5 PAYMENT IN FULL AT MATURITY.

         On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all fees and other sums owing under the Credit Documents, including, without limitation, all Credit Party Obligations shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2; provided that if the Maturity Date is not a Business Day, then such principal, interest, fees and other sums shall be due and payable in full on the next preceding Business Day.

         3.6 COMPUTATIONS OF INTEREST AND FEES.

                  (a) Calculation of Interest. Except for Base Rate Loans that are based upon the Prime Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or

         366 days, as the case may be, all computations of interest and fees hereunder (including calculation of the Alternative Rate) shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and including the Closing Date or from the first date of Borrowing (or from any continuation or conversion thereof) to but excluding the last day occurring in the period for which such interest is payable.

                  (b) Usury. It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury Law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable Law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this subsection and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable Law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable Law.

         3.7 PRO RATA TREATMENT.

         Except to the extent otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Revolving Loan, each L/C Credit Extension, each payment or prepayment of principal of any Term Loan, each payment of interest (other than with respect to the Alternative Rate Lender), each payment of fees (other than administrative fees paid to the Administrative Agent and fronting, documentary and processing fees paid to the L/C Issuer), each conversion or continuation of any Loans and each reduction in the Revolving Committed Amount, shall be allocated pro rata among the relevant Lenders in accordance with their Pro Rata Shares; provided that, if any Lender shall have failed to pay its Pro Rata Share of any Loan or purchase or fund its Participation Interest, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Administrative Agent until the share of such Loan or such Participation Interest not purchased or funded by such Lender has been repaid. In the event any principal, interest, fee or other amount paid to any Lender pursuant to this Credit Agreement or any other Credit Document is rescinded or must otherwise be returned by the Administrative Agent, (a) such principal, interest, fee or other amount that had been satisfied by such payment shall be revived, reinstated and continued in full force and effect as if such payment had not occurred and (b) such Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to the Federal Funds Rate if repaid within two (2) Business Days after such request and thereafter the Base Rate.

         3.8 SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Revolving Loan, any Term Loan, any L/C Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or other similar Law or otherwise, or by any other means, in excess of its Pro Rata Share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, L/C Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their Pro Rata Shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be returned, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise returned. The Borrower agrees that (a) any Lender so purchasing such a participation may, to the fullest extent permitted by Law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, L/C Obligations or other obligation in the amount of such participation and (b) the Credit Party Obligations that have been satisfied by a payment that has been rescinded or otherwise returned shall be revived, reinstated and continued in full force and effect as if such payment had not occurred. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable Debtor Relief Law or other similar Law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9 CAPITAL ADEQUACY.

         If any Lender reasonably determines that the introduction after the Closing Date of any Law, rule or regulation or other Requirement of Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for any such reduction actually incurred.

         3.10 EURODOLLAR PROVISIONS.

         If the Administrative Agent reasonably determines (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that
(a) deposits in Dollars are not being offered to banks in the applicable offshore interbank market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Loan, or (c) the Eurodollar Rate for such Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly notify the Borrower and the Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or Notice of Continuation/Conversion with respect to Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a

Borrowing of or, to the extent permitted hereunder, conversion into a Base Rate Loan in the amount specified therein.

         3.11 ILLEGALITY.

         If any Lender reasonably determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans in Dollars, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand to the Borrower from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted, together with any amounts due with respect thereto pursuant to Section 3.14.

         3.12 REQUIREMENTS OF LAW; RESERVES ON EURODOLLAR LOANS.

                  (a) Changes in Law. If any Lender reasonably determines that as a result of the introduction of or any change in, or in the interpretation of, any Requirement of Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.12 any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.13 shall govern) and (ii) reserve requirements contemplated by subsection (b) below), then from time to time, upon demand of such Lender (through the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in yield.

                  (b) Reserves. The Borrower shall pay to each Lender (to the extent such Lender has not otherwise been compensated therefor hereunder), as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as "eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.13 TAXES.

                  (a) Payment of Taxes. Any and all payments by a Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Credit Party shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law, and (iv) within 30 days after the date of such payment, such Credit Party shall furnish to the Administrative Agent (which shall forward the same to such Lender, if applicable) the original or a certified copy of a receipt evidencing payment thereof, to the extent such receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

                  (b) Additional Taxes. In addition, each Credit Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

                  (c) No Deduction for Taxes. If a Credit Party shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, such Credit Party shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Indemnification. Each Credit Party agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13(d)) paid by the Administrative Agent and such Lender, and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                  (e) Exemption from Taxes. In the case of any payment hereunder or under any other Credit Document by or on behalf of a Credit Party through an account or branch outside the United States, or on behalf of a Credit Party by a payor that is not a United States person, if such Credit Party determines that no taxes are payable in respect thereof, such Credit Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

                  (f) Foreign Lenders. Each Lender that is a foreign corporation, foreign partnership or foreign trust within the meaning of the Code shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by the Credit Parties pursuant to this Credit Agreement), as appropriate, or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by a Credit Party pursuant to this Credit Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities), as appropriate, as may reasonably be requested by the Borrower or the Administrative Agent and then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Credit Parties make any deduction or withholding for taxes from amounts payable to such Lender. If the forms or other evidence provided by such Lender at the time such Lender first becomes a party to this Credit Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of any assignment pursuant to which a Lender becomes a party to this Credit Agreement, the assignor Lender was entitled to payments under
         Section 3.13(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the assignee Lender on such date. If such Lender fails to deliver the above forms or other evidence, then the Administrative Agent may withhold from any interest payment to such Lender an amount equal to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 3.13(f), and costs and expenses (including the reasonable fees and expenses of legal counsel) of the Administrative Agent. For any period with respect to which a Lender has failed to provide the Borrower with the above forms or other evidence (other than if such failure is due to a change in the applicable Law, or in the interpretation or application thereof, occurring after the date on which such form or other evidence originally was required to be provided or if such form or other evidence otherwise is not required), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 3.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver such form or other evidence required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes. The obligation of the Lenders under this Section 3.13(f) shall survive the payment of all Credit Party Obligations and the resignation or replacement of the Administrative Agent.

                  (g) Reimbursement. In the event that an additional payment is made under Section 3.13(a) or (c) for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

         3.14 COMPENSATION / ALTERNATIVE RATE BREAKAGE AMOUNT.

         (a) Eurodollar Loans. Upon the written demand of any Lender, the Credit Parties shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (i) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Eurodollar Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (ii) any failure by a Borrower (for a reason other than the failure of such Lender to make a Eurodollar Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount previously requested by such Borrower.

The amount each such Lender shall be compensated pursuant to this Section 3.14(a) shall include, without limitation, (A) any loss incurred by such Lender in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be, (B) any foreign exchange loss and (C) any reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) incurred and reasonably attributable thereto.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14(a), (A) each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded and (B) each Lender shall calculate such amounts in a manner that is customary for such Lender with respect to other borrowers of such Lender.

         (b) Alternative Rate Breakage Costs. Upon demand of the Alternative Rate Lender from time to time, the Borrower shall promptly compensate the Alternative Rate Lender for and hold the Alternative Rate Lender harmless from any Alternative Rate Breakage Amount incurred by it as a result of any of the following, whether such events or failures are voluntary by the Borrower or are mandatory, involuntary or automatic occurrences pursuant to the terms of this Credit Agreement or otherwise:

                  (i) any continuation, conversion, payment or prepayment of any Loan (or portion thereof) during an Alternative Rate Period applicable to such Loan other than continuation to successive Interest Periods as permitted hereunder;

                  (ii) any failure to consummate an Alternative Rate Agreement, or to borrow the Loan described in the Alternative Rate Agreement, on the date notified by Borrower;

                  (iii) any Loan (or portion thereof) as to which an Alternative Rate Agreement is in effect not being continued to successive Interest Periods of like duration during the applicable Alternative Rate Period;

                  (iv) the occurrence of any event or condition described in Sections 3.9, 3.10, 3.11, 3.12 or 3.13 which causes a change in, or suspension or termination of, the Original Rate otherwise applicable to any Loan subject to an Alternative Rate Agreement; or

                  (v) the occurrence of any Event of Default which shall not have been waived.

         3.15 DETERMINATION AND SURVIVAL OF PROVISIONS.

         All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent inaccuracies or errors, be conclusive and binding on the parties hereto and all amounts owing thereunder shall be due and payable within ten Business Days of demand therefor. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all Credit Party Obligations.

                                    SECTION 4

                                    GUARANTY

         4.1 GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under the Credit Documents and such Hedging Agreements. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2 OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Revolving Notes, the Term Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full and all Commitments under the Credit Agreement have been terminated. Each Guarantor further agrees that nothing contained herein shall prevent the Administrative Agent or the Lenders from exercising remedies hereunder or under any of the other Credit Documents or any of the Hedging Agreements, or foreclosing their security interest in or Lien on the Collateral securing the Credit Party Obligations, or from exercising any other rights available to them under this Credit Agreement, the Revolving Notes, the Term Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantors further agree to all rights of set-off as set forth in
Section 11.2 and agree that their obligations are secured pursuant to the Collateral Documents.

         4.3 MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the Collateral, if any, now or hereafter held for the Credit Party Obligations, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, Liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the Properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Revolving Notes, the Term Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and
(g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4 WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and of all Revolving Loans and Term Loans made to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.

         4.5 REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

         4.6 REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7 LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state or otherwise and including, without limitation, the Bankruptcy Code).

         4.8 RIGHTS OF CONTRIBUTION.

         The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1 CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Revolving Loans and to make the Term Loans is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Revolving Notes; (iii) the Term Notes, (iv) the Collateral Documents, and (v) all other Credit Documents, each in form and substance reasonably acceptable to the Lenders in their sole discretion.

                  (b) Authority Documents. Receipt by the Administrative Agent of the following with respect to each Credit Party:

                           (i) Organizational Documents. Copies of the
                  Organizational Documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation (to the extent filed with such Governmental Authority) and certified by a secretary or assistant secretary (or the equivalent) of such Credit Party to be true and correct as of the Closing Date.

                           (ii) Resolutions. Copies of resolutions of the Board
                  of Directors or other governing body of such Credit Party approving and adopting this Credit Agreement and the other Credit Documents to which it is a party, the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof, certified by a secretary or assistant secretary (or the equivalent) of such Credit Party to be true and correct and in full force and effect as of the Closing Date.

                           (iii) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation.

                           (iv) Incumbency. An incumbency certificate of such
                  Credit Party certified by a secretary or assistant secretary (or the equivalent) of such Credit Party to be true and correct as of the Closing Date.

                  (c) Opinions of Counsel. Receipt by the Administrative Agent of opinions of counsel from outside counsel to the Credit Parties, in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date, including, without limitation, authority, enforceability and lien issues and an opinion of Tomotsune and Kimura on behalf of OCA Japan Co., Ltd.

                  (d) Financial Statements. Receipt by the Administrative Agent of (i) the financial statements referenced in Section 6.11(a), (ii) the Projections and (iii) such additional financial statements, information and projections regarding the Credit Parties and their Subsidiaries as the Administrative Agent may request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

                  (e) Due Diligence. The Administrative Agent and the Lenders shall have completed all due diligence with respect to the Credit Parties, their Subsidiaries and the Affiliated Practices, and the transactions contemplated by this Credit Agreement and the other Credit Documents, in scope and determination reasonably satisfactory to the Administrative Agent and the Lenders.

                  (f) Material Adverse Effect. Since December 31, 2001, there shall have been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect and no material adverse change has occurred in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Credit Parties and their Subsidiaries taken as a whole or in the facts and information regarding the Credit Parties and their Subsidiaries as represented to date.

                  (g) Absence of Market Disruption. There shall not have occurred a material adverse change in or material disruption of conditions in the financial, banking or capital markets which could reasonably be expected to have a material adverse effect on the syndication of the Credit Agreement.

                  (h) Litigation. There shall not exist any material order, decree, judgment, ruling or injunction or any material pending or threatened action, suit, investigation or proceeding against the Credit Parties and their Subsidiaries taken as a whole or, to the knowledge of any Credit Party after due inquiry, any Affiliated Practice (other than in each case as disclosed in the Borrower's public filings with the Securities and Exchange Commission or as disclosed in writing to the Lenders).

                  (i) Consents. Receipt by the Administrative Agent of evidence that all necessary governmental, shareholder and third party consents and approvals, if any, with respect to this Credit Agreement and the Credit Documents and the transactions contemplated herein and therein have been received and no condition or Requirement of Law exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated hereby and by the other Credit Documents.

                  (j) Officer's Certificates. Receipt by the Administrative Agent of a certificate or certificates executed by an Authorized Officer of the Borrower as of the Closing Date stating that (i) the Credit Parties and each of their Subsidiaries are in compliance in all material respects with all existing material financial obligations and all material Requirements of Law, (ii) there does not exist any material order, decree, judgment, ruling or injunction or any material pending or threatened action, suit, investigation or proceeding against the Credit Parties and their Subsidiaries taken as a whole or, to the knowledge of any Credit Party, any Affiliated Practice (other than in each case as disclosed in the Borrower's public filings with the Securities and Exchange Commission or as disclosed in writing to the Lenders), (iii) the financial statements and information delivered to the Administrative Agent on or before the Closing Date were prepared in good faith and in accordance with GAAP and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (A) each Credit Party is Solvent and the Credit Parties and their Subsidiaries taken as a whole are Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (D) since December 31, 2001, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect and there exists no event, condition or state of facts that could result in or reasonably be expected to result in a Material Adverse Change and
         (E) the Credit Parties are in compliance with each of the financial covenants set forth in Section 8.14 as of (1) September 30, 2002 and
         (2) the Closing Date, on a Pro Forma Basis, after giving effect to the transactions contemplated by the Credit Documents, in each case as demonstrated in Covenant Compliance Worksheets attached to such certificate.

                  (k) Collateral. Receipt by the Administrative Agent of the following (in form and substance satisfactory to the Administrative Agent):

                           (i) searches of Uniform Commercial Code filings in
                  the jurisdiction of the state of organization of each Credit Party (and jurisdiction of chief executive office for those Credit Parties organized prior to January 1, 2002), copies of the financing statements on file in such jurisdictions and evidence that no Liens exist with respect to the Collateral other than Permitted Liens, including, without limitation, termination of any existing UCC financing statements;

                           (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Lenders' security interest in the Collateral;

                           (iii) receipt by the Collateral Agent of (A) all
                  stock certificates and Intercompany Notes evidencing the Collateral pledged to the Lenders pursuant to the Pledge and Security Agreement and (B) duly executed allonges and in blank undated stock powers with respect to such Intercompany Notes and stock certificates; and

                           (iv) such other collateral documentation as may be
                  required by the Administrative Agent in its sole reasonable discretion in order to perfect and protect the Lenders' security interest in the Collateral.

                  (l) Payoff Letters. Receipt by the Administrative Agent of payoff letters with respect to the Existing Credit Agreement and the Bridge Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

                  (m) Fees and Expenses. Unless waived by the Person entitled thereto, payment by the Credit Parties of all fees and expenses owed by them to the Administrative Agent, the Arranger and the Lenders on or before the Closing Date, including, without limitation, those fees as set forth in the Fee Letter.

                  (n) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

         5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Revolving Loans and the L/C Issuer shall not be obligated to issue Letters of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, a Letter of Credit Application, duly executed and completed, by the time specified in Section 2.2.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

                  (c) No Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect to such Credit Extension.

                  (d) Availability. Immediately after giving effect to such Credit Extension (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations shall not exceed the Revolving Committed Amount, (ii) with respect to each individual Lender, the outstanding principal amount of such Lender's Revolving Loans and L/C Obligations shall not exceed such Lender's Pro Rata Share of the Revolving Committed Amount and (iii) the aggregate amount of L/C Obligations outstanding shall not exceed the Letter of Credit Sublimit.

                  (e) Pro Forma Compliance with Financial Covenants. Immediately after giving effect to such Credit Extension (and the application of the proceeds thereof), the Credit Parties will be in compliance, on a Pro Forma Basis, with each of the financial covenants set forth in
         Section 8.14, as set forth in the Notice of Borrowing.

The delivery of each Notice of Borrowing or Letter of Credit Application shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into this Credit Agreement and to induce the Lenders to provide the Credit Extensions, each of the Credit Parties represents and warrants to the Agents and the Lenders as follows:

         6.1 CORPORATE ORGANIZATION AND POWER.

         Each of the Credit Parties and their Subsidiaries (other than any De Minimis Subsidiary) (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (c) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         6.2 AUTHORIZATION; ENFORCEABILITY.

         Each of the Credit Parties and their Subsidiaries has taken all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is a party and has validly executed and delivered each of the Credit Documents to which it is a party. Each of the Credit Documents constitute the legal, valid and binding obligation of each of the Credit Parties and their Subsidiaries that is a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing. To ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in such jurisdiction, it is not necessary that any such Credit Document or any other document be filed or recorded with any court or other authority of such jurisdiction or that any stamp or similar tax be paid on or in respect of any such Credit Document.

         6.3 NO VIOLATION.

         The execution, delivery and performance by each of the Credit Parties and their Subsidiaries of this Credit Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (a) violate any provision of its Organizational Documents or contravene any other Requirement of Law applicable to it, (b) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (c) result in a Limitation on any Licenses applicable to the business, operations or properties of a Credit Party or any of its Subsidiaries or adversely affect the ability of a Credit Party or any of its Subsidiaries to participate in any Third Party Payor Arrangement, or (d) except for the Liens granted in favor of the Collateral Agent pursuant to the Pledge and Security Agreement, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary of the Borrower is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Law or as expressly permitted under Section 8.10.

         6.4 GOVERNMENTAL AND THIRD-PARTY AUTHORIZATION; PERMITS.

                  (a) Consents. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Credit Parties and their Subsidiaries of this Credit Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof.

                  (b) Permits/Licenses. Each of the Credit Parties and their Subsidiaries and, to the knowledge of the Credit Parties, each Affiliated Practice, has, and is in good standing with respect to, all governmental approvals, permits and other Licenses and (to the extent applicable) all Reimbursement Approvals necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the knowledge of the Credit Parties, threatened Limitation of any such approval, permit or other License or Reimbursement Approval of any Credit Party or any Subsidiary or, to the knowledge of the Credit Parties, any Affiliated Practice, except for such Limitations as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Medicare or Medicaid certifications are required for the operation of the business of any Credit Party or any of its Subsidiaries, and neither any Credit Party nor any Subsidiary is required to have entered into any Medicare or Medicaid provider agreement for the operation of its business. To the knowledge of the Credit Parties, no Affiliated Practice is required to have entered into any Medicare provider agreement for the operation of its business. To the knowledge of the Credit Parties, each Affiliated Practice that participates in Medicaid is in good standing with respect to such participation and its provider agreement is in full force and effect.

         6.5 LITIGATION.

         No litigation, governmental investigation, injunction, order, claim, bankruptcy or insolvency affecting or relating to any Credit Party or any of its Subsidiaries, any such Person's properties or revenues, any Service Agreement to which such Person is a party is pending or, to the best knowledge of the Credit Parties, threatened, at Law, in equity, in arbitration or otherwise, (a) by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues that has not been settled, dismissed, vacated, discharged or terminated, which, if adversely determined, has had or would likely have a Material Adverse Effect or (b) with respect to this Credit Agreement or any other Credit Document, and no judgments are outstanding which has had or would likely have a Material Adverse Effect.

         6.6 TAXES.

         Each of the Credit Parties and their Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns and reports accurately reflect in all material respects all liability for taxes of each such Credit Party and such Subsidiary for the periods covered thereby. Except as set forth on Schedule 6.6, there is no ongoing audit or examination or, to the knowledge of the Credit Parties, other investigation by any Governmental Authority of the tax liability of any Credit Party or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither any Credit Party nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

         6.7 SUBSIDIARIES.

         Set forth on Schedule 6.7, as of the Closing Date and as of each quarterly update pursuant to Section 7.2(f), is a list of (a) all of the Credit Parties and the Subsidiaries of the Credit Parties (including De Minimis Subsidiaries other than De Minimis Subsidiaries holding assets with an aggregate book value less than $1,000 and which generate no revenues), (b) a classification of which such Subsidiaries are De Minimis Subsidiaries and (c) as to each Subsidiary, the owners of the Capital Stock of such Subsidiary and the percentage of the outstanding Capital Stock of such Subsidiary that such ownership interest represents. Except for the shares of Capital Stock expressly indicated on Schedule 6.7, there are no shares of Capital Stock, warrants, rights, options or other equity securities of any Subsidiary of the Credit Parties (other than De Minimis Subsidiaries) outstanding or reserved for any purpose as of the Closing Date and as of each quarterly update pursuant to
Section 7.2(f). All outstanding shares of Capital Stock of each Subsidiary of any Credit Party (other than De Minimis Subsidiaries) are duly and validly issued, fully paid and nonassessable. Except as set forth on Schedule 6.7, as of the Closing Date, neither any Credit Party nor any Subsidiary is engaged in any joint venture, partnership or similar arrangement with any other Person.

         6.8 FULL DISCLOSURE.

         All factual information heretofore or contemporaneously furnished to any Agent or any Lender in writing by or on behalf of any Credit Party or any of its Subsidiaries for purposes of or in connection with this Credit Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to any Agent or any Lender in writing by or on behalf of any Credit Party or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

         6.9 MARGIN REGULATIONS.

         Neither any Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

         6.10 NO MATERIAL ADVERSE CHANGE.

         There has been no Material Adverse Change since December 31, 2001, and there exists no event, condition or state of facts that has had or would likely result in a Material Adverse Change.

         6.11 FINANCIAL MATTERS.

                  (a) Prior Financial Statements. The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Credit Parties and their Subsidiaries as of December 31, 2000 and 2001, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended, together with the opinion of Ernst & Young LLP thereon, and (ii) the unaudited consolidated balance sheet of the Credit Parties and their Subsidiaries as of September 30, 2002, and the related statements of income, cash flows and stockholders' equity for the nine-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of footnotes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Credit Parties and their Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Credit Parties and their Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the footnotes thereto, there are no material liabilities or obligations with respect to the Credit Parties and their Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

                  (b) Projections. The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Credit Parties and their Subsidiaries (presented on a quarterly basis) for the period through December 31, 2005, giving effect to the consummation of the transactions contemplated by this Credit Agreement, the initial extensions of credit hereunder, and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair and reasonable when made and continue to be fair and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower and represent a reasonable estimate of the future performance and financial condition of the Credit Parties and their Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

                  (c) Ongoing Financial Statements. The financial statements provided to date pursuant to Section 7.1 have been prepared in accordance with GAAP and present fairly the consolidated and consolidating financial condition, results of operations and cash flows of the Credit Parties and their subsidiaries.

                  (d) Solvency. Each of the Credit Parties and their Subsidiaries (other than De Minimis Subsidiaries) is, prior to and after giving effect to the consummation of the transactions contemplated hereby, Solvent.

         6.12 OWNERSHIP OF PROPERTIES.

         Each of the Credit Parties and their Subsidiaries (other than De Minimis Subsidiaries) (a) has good and marketable title to all real property owned by it, (b) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (c) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (d) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 6.11(a) (except as sold or otherwise disposed of since the date thereof in compliance with Section 8.4), in each case under clauses (a), (b), (c) and (d) above, free and clear of all Liens other than Permitted Liens.

         6.13 ERISA.

                  (a) Compliance. Each of the Credit Parties and its Subsidiaries and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Credit Parties, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither any Credit Party nor any Subsidiary or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  (b) Withdrawal. Neither any Credit Party nor any Subsidiary or ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither any Credit Party nor any Subsidiary or ERISA Affiliate would become subject to any liability under ERISA if any Credit Party or any Subsidiary or ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

                  (c) Present Value. The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market value as of such date of the assets of such Plan allocable to such accrued liabilities.

                  (d) Post-Retirement Benefit Obligations. Neither any Credit Party nor any Subsidiary or ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of Financial Accounting Standards Board Statement No. 106.

                  (e) Welfare Plans. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

         6.14 ENVIRONMENTAL MATTERS.

                  (a) Hazardous Substances. No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by any Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of any Credit Party or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Credit Parties, any other real property at any time leased, owned or operated by any Credit Party or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and to the knowledge of the Credit Parties, no portion of any real property, leased or owned, of any Credit Party or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action required by any Governmental Authority.

                  (b) Use of Properties. No portion of any real property, leased or owned, of any Credit Party or any of its Subsidiaries has been used by such Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; to the knowledge of the Credit Parties, no portion of such real property or any other real property at any time leased, owned or operated by any Credit Party or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and to the knowledge of the Credit Parties, there are not and have never been any underground storage tanks situated on any real property, leased or owned, of any Credit Party or any of its Subsidiaries.

                  (c) Compliance. All activities and operations of the Credit Parties and their Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect. Each of the Credit Parties and their Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Credit Parties and their Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not have or be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither any Credit Party nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would have or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Credit Parties, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

         6.15 COMPLIANCE WITH REQUIREMENTS OF LAWS; HIPAA.

         Each of the Credit Parties and their Subsidiaries and, to the knowledge of the Credit Parties, each Affiliated Practice, (a) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority and all such filings are true and complete in all material respects, (b) has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and (c) is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect. None of the Credit Parties and their Subsidiaries is a "covered entity" as defined in the Privacy Standards.

         6.16 REGULATED INDUSTRIES.

         Neither any Credit Party nor any of its Subsidiaries is (a) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.17 INSURANCE.

         The assets, properties and business of the Credit Parties and their Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility (or through adequately funded self-insurance with respect to the types of insurance coverage set forth on Schedule 6.17).

         6.18 MATERIAL CONTRACTS.

         Set forth on Schedule 6.18 is a list, as of the Closing Date, of each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which any Credit Party or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, the "Material Contracts"), and also indicates the parties, subject matter and term thereof. As of the Closing Date,
(a) each Material Contract is in full force and effect and is enforceable by the Credit Party or the Subsidiary that is a party thereto in accordance with its terms and (b) neither any Credit Party nor any of its Subsidiaries (nor, to the knowledge of the Credit Parties, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.


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

         6.19 LABOR RELATIONS.

         Neither any Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (a) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Credit Parties, threatened, against any Credit Party or any of its Subsidiaries, (b) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Credit Parties, threatened against any Credit Party or any of its Subsidiaries, and (c) to the knowledge of the Credit Parties, no petition for certification or union election or union organizing activities taking place with respect to any Credit Party or any of its Subsidiaries.

         6.20 SERVICE AGREEMENTS.

         To the knowledge of the Credit Parties after reasonable consultation with legal counsel, no Service Agreement to which any Credit Party or any of its Subsidiaries is a party, nor any of the transactions contemplated thereunder, violates any applicable Requirement of Law (a) relating to the eligibility of an Affiliated Practice to enter into or participate in any Third Party Payor Arrangement or otherwise applicable to such Affiliated Practice as a result of such participation, (b) relating to any License or Reimbursement Approval of an Affiliated Practice required in connection with any Third Party Payor Arrangement in which it participates, (c) relating to the practice of orthodontics and dentistry or the sharing of fees in connection therewith, or
(d) relating to the enforceability of any provision of any Service Agreement against any Affiliated Practice by the Borrower or any Subsidiary, including, without limitation, the obligation of any Affiliated Practice to pay all compensation and fees to which any Credit Party or any Subsidiary is entitled under any Service Agreement, except in each case under clauses (a), (b), (c) and
(d) above for such violations as would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. No Service Agreement to which any Credit Party or any of its Subsidiaries is a party, nor any of the transactions contemplated thereunder, violates any applicable Third Party Payor Arrangement to which any Affiliated Practice is a party, except for such violations as would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. With respect to the Service Agreements, (i) each Service Agreement is in full force and effect and is enforceable by the Credit Party or the Subsidiary that is a party thereto in accordance with its terms and (ii) neither any Credit Party nor any of its Subsidiaries (nor, to the knowledge of the Credit Parties, any other party thereto) is in breach of or default under any Service Agreement in any material respect or has given notice of termination or cancellation of any Service Agreement, except in each case under clauses (i) and (ii) above to the extent the failure to be in compliance with such representations would not have or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         6.21 REIMBURSEMENT.

         The accounts receivable of the Credit Parties and their Subsidiaries and (to the knowledge of the Credit Parties) each Affiliated Practice have been properly adjusted in all material respects to reflect the reimbursement policies under all applicable Requirements of Law and other Third Party Payor Arrangements to which such Credit Party, such Subsidiary or any Affiliated Practice is subject, and do not exceed in any material respect amounts such Credit Party or such Subsidiary or Affiliated Practice is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. All billings by each of the Credit Parties and their Subsidiaries and (to the knowledge of the Credit Parties) each Affiliated Practice pursuant to Third Party Payor Arrangements have been made in compliance with all applicable Requirements of Law, except where the failure to comply would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. There has been no intentional or material overbilling or overcollection pursuant to any Third Party Payor Arrangements by any Credit Party, other than as created by routine adjustments and disallowances made in the ordinary course of business by the payors with respect to such billings.

         6.22 FRAUD AND ABUSE.

         Neither any Credit Party nor any of its Subsidiaries has engaged (nor, to the knowledge of the Credit Parties, has any Affiliated Practice or any dental-shareholder, orthodontist-shareholder or employee of any Affiliated

Practice engaged) in any activities that are prohibited under 42 U.S.C. Section 1320a-7b, 42 U.S.C. Section 1395nn, or the regulations promulgated thereunder, or related Requirements of Law, or under any similar state Law or regulation, or that are prohibited by rules of professional conduct, including, without limitation, the following: (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other government or private third party payor; and (e) making any prohibited referral for designated health services, or presenting or causing to be presented a claim or bill to any individual, third party payor or other entity for designated health services furnished pursuant to a prohibited referral, except to the extent that any activities of the types described in clauses (a) through (e) above do not, individually or in the aggregate, (A) adversely affect Persons generating 3% or more of total revenues of the Credit Parties and their Subsidiaries and (B) result in exclusion of such Persons from federal or state healthcare programs or civil or criminal penalties.

         6.23 USE OF PROCEEDS.

         The proceeds of the Loans and the Letters of Credit will be used solely for the purposes specified in Section 7.11.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each of the Credit Parties covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all Credit Party Obligations:

         7.1 FINANCIAL STATEMENTS.

         The Credit Parties will deliver to the Administrative Agent on behalf of the Lenders:

                  (a) Quarterly Statements. On or prior to the date that is three (3) days after the date the Borrower is required by Law to file a quarterly report on Form 10-Q with the Securities and Exchange Commission and in any event within forty-eight (48) days after the end of each of the first three fiscal quarters of each fiscal year (or, if the 48th day after the fiscal quarter end is not a Business Day, then the next Business Day after such 48th day), unaudited consolidated and consolidating balance sheets of the Credit Parties and their Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, cash flows and stockholders' equity for the Credit Parties and their Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

                  (b) Annual Statements. On or prior to the date that is three
         (3) days after the date the Borrower is required by Law to file an annual report on Form 10-K with the Securities and Exchange

         Commission and in any event within ninety-three (93) days after the end of each fiscal year (or, if the 93rd day after the fiscal quarter end is not a Business Day, then the next Business Day after such 93rd day), an audited consolidated balance sheet of the Credit Parties and their Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders' equity for the Credit Parties and their Subsidiaries for the fiscal year then ended, including the footnotes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with
         (i) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Credit Parties and their Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (ii) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting matters (including, without limitation, any Event of Default resulting from the failure of the Credit Parties to comply with the financial covenants set forth in Section 8.14), or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit.

         7.2 OTHER BUSINESS AND FINANCIAL INFORMATION.

         The Credit Parties will deliver to the Administrative Agent on behalf of the Lenders:

                  (a) Compliance Certificate. Concurrently with each delivery of the financial statements described in Section 7.1, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of and compliance with the financial covenants set forth in
         Section 8.14 as of the last day of the period covered by such financial statements and compliance with such other covenants set forth in
         Section 8 as required in such Covenant Compliance Worksheet. Each such Compliance Certificate shall contain (i) a list of each Permitted Acquisition (the Acquisition Amount in respect of which is less than either $2,500,000 (to the extent paid or payable in cash) or $5,000,000 (regardless of the form of consideration)) made during the most recent fiscal quarter then ended, (ii) a schedule setting forth any outstanding litigation between a Credit Party and an Affiliated Practice (or former Affiliated Practice) that is pending, at Law, in equity or in arbitration, and any judgment resulting from any such litigation, in each case to the extent such litigation or judgment has not been settled, dismissed, vacated, discharged or terminated, and
         (iii) an updated copy of Schedule 6.7. Upon receipt of the Compliance Certificate, the Administrative Agent shall have the right to request, and the Borrower shall deliver within fifteen (15) days after such request, the items described in Section 7.9(b)(i) and (ii) with respect to any Permitted Acquisition listed in such Compliance Certificate.

                  (b) Updated Projections. As soon as available and in any event within thirty (30) days prior to the beginning of each fiscal year, updated Projections together with a certificate of a Financial Officer of the Borrower to the effect that such updated Projections have been prepared in good faith and are a reasonable estimate of the financial condition and results of operations of the Credit Parties and their Subsidiaries for the period covered thereby, subject to the uncertainties and approximations inherent in any projections.

                  (c) Management Letters. Promptly upon receipt thereof and in any event within thirty (30) days after the date the Borrower's annual report on Form 10-K is filed with the Securities and Exchange Commission, copies of any letter from the Borrower's independent auditors that refers to any inadequacy, defect, problem, qualification or other lack of satisfactory accounting controls utilized by any Credit Party or any of its Subsidiaries (a "Management Letter") and any report submitted or presented to the audit committee of the Board of Directors of any Credit Party or any of its Subsidiaries by its certified public accountants in connection with each annual audit; promptly upon receipt thereof and in any event within thirty (30) days after the completion of the audit, copies of any Management Letter and any report submitted or presented to the audit committee of the Board of Directors of any Credit Party or any of its Subsidiaries by its certified public accountants in connection with any special or interim audit; and promptly upon completion thereof and in any event within thirty (30) days after receipt of any Management Letter, the response reports from the applicable Credit Party or Subsidiary in respect of the annual, special or interim audit corresponding to such Management Letter.

                  (d) Information. Within five (5) days after the sending, filing or receipt thereof, (i) any filing by the Borrower of any Form 10-Q, Form 10-K, Form 8-K or other regular, periodic and special report, registration statement and prospectus (other than on Form S-8) with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, a copy of such filing in PDF or similar format, (ii) copies of all financial statements, reports, notices and proxy statements that any Credit Party and any of its Subsidiaries shall send or make available generally to its shareholders (unless filed with the Securities and Exchange Commission via its EDGAR system and the Borrower notifies the Administrative Agent thereof and provides a copy thereof to the Administrative Agent in PDF or similar format within 5 days of such filing), (iii) all press releases and other statements made available generally by any Credit Party or any of its Subsidiaries to the public concerning material developments in the business of any such Credit Party or any of its Subsidiaries, (iv) all written inquiries, requests for information or similar correspondence from the Securities and Exchange Commission, the New York Stock Exchange or any similar securities agency, national securities exchange or securities association to any Credit Party or any of its Subsidiaries and all responses thereto by such Credit Party or such Subsidiary, and (v) all material notices, written inquiries, requests for information or similar correspondence from the Internal Revenue Service related to any audit by the Internal Revenue Service of the Borrower or any of its Subsidiaries.

                  (e) Defaults, Litigation, etc. Promptly upon (and in any event within five Business Days after) any Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge thereof, written notice of any of the following:

                           (i) the occurrence of any Default or Event of
                  Default, together with a written statement of a Responsible Officer of such Credit Party or such Subsidiary specifying the nature of such Default or Event of Default, the period of existence thereof and the action that such Credit Party or such Subsidiary has taken and proposes to take with respect thereto;

                           (ii) the institution or threatened institution of any
                  action, suit, investigation or proceeding against or affecting any Credit Party, any of its Subsidiaries or any Affiliated Practice, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, have or be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 6.5 or this clause (ii);

                           (iii) the receipt by any Credit Party or any of its
                  Subsidiaries from any Governmental Authority or other Person of (A) any notice asserting any failure by the Borrower, any of its Subsidiaries or any Affiliated Practice to be in compliance with applicable Requirements of Law or that threatens the taking of any action against such Person or sets forth circumstances that, if taken or adversely determined, would have or be reasonably likely to have a Material Adverse Effect, (B) any notice of any actual or threatened Limitation with respect to any License or Reimbursement Approval of any Credit Party, any of its Subsidiaries or any Affiliated Practice, where such action would have or be reasonably likely to have a Material Adverse Effect or (C) any notice of, or correspondence with respect to, the commencement of an investigation by such Governmental Authority or other Person
                  (y) regarding the compliance by the Borrower, any of its

                  Subsidiaries or any Affiliated Practice with any Requirements of Law or (z) that could reasonably be expected to result in a Limitation with respect to any License or Reimbursement Approval of any Credit Party, any of its Subsidiaries or any Affiliated Practice;

                           (iv) the occurrence of any of the following: (A) an
                  ERISA Event, together with (1) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the applicable Credit Party or Subsidiary thereof has taken and proposes to take with respect thereto, (2) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (3) a copy of any notice delivered by the PBGC to any Credit Party, any Subsidiary thereof or any ERISA Affiliate with respect to such ERISA Event; (B) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Credit Party, any of its Subsidiaries or any ERISA Affiliate is required to contribute to each Plan pursuant to such Plan's terms and as required to meet the minimum funding standard set forth in Section 302 of ERISA and Section 412 of the Code with respect thereto; or (C) any change in the funding status of any Plan that could have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, a Credit Party shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested by the Administrative Agent, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                           (v) the occurrence of any material default under, or
                  any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which any Credit Party, any of its Subsidiaries or any Affiliated Practice is a party, the termination or cancellation of which would have or be reasonably likely to have a Material Adverse Effect;

                           (vi) the occurrence of any of the following: (A) the
                  assertion of any Environmental Claim against or affecting any Credit Party, any of its Subsidiaries or any of their respective real property, leased or owned; (B) the receipt by any Credit Party or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (C) the taking of any remedial action by any Credit Party, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by any Credit Party or any of its Subsidiaries; but in each case under clauses
                  (A), (B) and (C) above, only to the extent the same would have or be reasonably likely to have a Material Adverse Effect; and

                           (vii) any other matter or event that has had, or
                  would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the applicable Credit Party or Subsidiary thereof has taken and proposes to take with respect thereto.

                  (f) HIPAA. Promptly upon the implementation by the Credit Parties and their Subsidiaries of policies that are consistent with the Privacy Standards, confirmation that such policies have been implemented, such confirmation to be in a form satisfactory to the Administrative Agent.

                  (g) Compliance with Other Covenants. Within thirty (30) days after the request of the Administrative Agent, evidence of compliance with such other covenants set forth in Section 8 as reasonably required by the Administrative Agent.

                  (h) Other Information. As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of any Credit Party or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

         7.3 CORPORATE EXISTENCE; FRANCHISES; MAINTENANCE OF PROPERTIES.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to (a) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 8.1, (b) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals, authorizations and other Licenses, and all Reimbursement Approvals, required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not have or be reasonably likely to have a Material Adverse Effect and (c) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

         7.4 COMPLIANCE WITH REQUIREMENT OF LAWS/COMPLIANCE PROGRAM.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to (a) comply in all material respects with all Requirements of Law applicable to the conduct of its business and the ownership and operation of its properties and (b) on or before the later of (i) the date on which any Affiliated Practice and any Credit Party executes a business associate agreement pursuant to the Standards for Privacy of Individually Identifiable Health Information (the "Privacy Standards") implementing the privacy requirements of the Administrative Simplification subtitle of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) set forth at 45 CFR Parts 160 and 164 or
(ii) April 14, 2003, implement policies that are consistent with the Privacy Standards.

         7.5 PAYMENT OF OBLIGATIONS.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, (a) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not have or be reasonably likely to have a Material Adverse Effect and (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of any Credit Party or any of its Subsidiaries; provided, however, that neither any Credit Party nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Credit Party or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

         7.6 INSURANCE.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies (or through adequately funded self-insurance with respect to the types of insurance coverage set forth on Schedule 6.17) insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

         7.7 MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, (a) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Credit Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it and (b) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Credit Parties and their Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Credit Parties and their Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

         7.8 AFFILIATED PRACTICES.

         Each of the Credit Parties will use its best efforts to (a) cause each Affiliated Practice to comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties and (b) assist each Affiliated Practice to obtain, maintain and preserve in full force and effect all other rights, franchises, permits, certifications, approvals, authorizations, Licenses (including with respect to orthodontist-employees and dentist-employees), and Reimbursement Approvals, required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except in each case under clauses (a) and (b) above to the extent the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

         7.9 PERMITTED ACQUISITIONS.

                  (a) Subject to the provisions set forth below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Credit Agreement, the Credit Parties may from time to time on or after the Closing Date consummate Permitted Acquisitions; provided that, with respect to any Permitted Acquisition:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing at the time of the consummation of a Permitted Acquisition or would exist immediately after giving effect thereto; and

                           (ii) the Acquisition Amount with respect to Permitted
                  Acquisitions shall not exceed (A) to the extent paid or payable in cash, (1) for any single Acquisition, $2,500,000 or
                  (2) in the aggregate for all Permitted Acquisitions consummated during the same fiscal year, $25,000,000, (B) in the aggregate for all Permitted Acquisitions consummated during the same fiscal year (regardless of the form of consideration), $35,000,000 and (C) to the extent related to the purchase of assets or operations located outside of the United States of America, in the aggregate, $1,000,000 for any individual foreign Acquisition or $10,000,000 for all such foreign Acquisitions from and after the Closing Date.

                  (b) Not less than ten Business Days prior to the consummation of any proposed Acquisition with respect to which the Acquisition Amount equals or exceeds either $2,500,000 (to the extent paid or payable in cash) or $5,000,000 (regardless of the form of consideration), the Borrower shall have delivered to the Administrative Agent and each Lender the information and materials described in clauses (i) through (iv) below and, if applicable, a request for a consent to consummate such Acquisition.

                           (i) a reasonably detailed description of the material
                  terms of such Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Acquisition (each, a "Target");

                           (ii) historical financial statements of the Target
                  (or, if there are two or more Targets that are the subject of such Acquisition and that are part of the same consolidated group, consolidated and consolidating historical financial statements for all such Targets) for the two most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;


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                           (iii) consolidated projected income statements of the
                  Credit Parties and their Subsidiaries (giving effect to such Acquisition and the consolidation with the Credit Party of each relevant Target) for the period from the consummation of such Acquisition until the Maturity Date, in each case in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

                           (iv) a certificate, in form and substance reasonably
                  satisfactory to the Administrative Agent, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such Financial Officer's knowledge, (A) the consummation of such Acquisition will not result in a violation of any provision of this Section 7.9, and after giving effect to such Acquisition and any Borrowings made in connection therewith, the Credit Parties will be in compliance with the financial covenants contained in Section 8.14, such compliance determined with regard to calculations made on a Pro Forma Basis in accordance with GAAP as if each Target had been consolidated with a Credit Party for those periods applicable to such covenants (such calculations to be attached to the certificate), (B) the Credit Parties and their Subsidiaries will continue to comply with the financial covenants contained in Section 8.14 for a period of one year following the date of the consummation of such Acquisition, and (C) after giving effect to such Acquisition and any Borrowings in connection therewith, the Credit Parties and their Subsidiaries will have sufficient funds available to meet its ongoing working capital requirements.

                  (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, if requested by the Administrative Agent, the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

                  (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (b) above (if applicable) have been satisfied, that the same is permitted in accordance with the terms of this Credit Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iv) of subsection (b) above (if applicable) are, to the best of such Financial Officer's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 5.2 and 9.1.

         7.10 CREATION OR ACQUISITION OF SUBSIDIARIES.

         Subject to the provisions of Sections 7.9 and 8.5, the Credit Parties or their Wholly Owned Subsidiaries may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, provided that:

                  (a) Concurrently with (and in any event within ten Business Days thereafter) the creation or acquisition by any Credit Party of any new Domestic Subsidiary (other than a De Minimis Subsidiary), (i) such Credit Party will cause such Domestic Subsidiary to execute and deliver to the Collateral Agent a Joinder Agreement, pursuant to which such new Domestic Subsidiary shall become a party hereto and shall guarantee the payment in full of the Credit Party Obligations under this Credit Agreement and the other Credit Documents, (ii) such Credit Party and/or any applicable Subsidiary will execute and deliver to the Collateral Agent a Pledge and Security Agreement or an amendment or supplement to an existing Pledge and Security Agreement pursuant to which all of the Capital Stock of such new Domestic Subsidiary shall be pledged to the Collateral Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank and (iii) such Credit Party or applicable Subsidiary will execute and deliver Intercompany Notes, as appropriate, and such Intercompany Notes shall be delivered to the


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         Collateral Agent, together with duly executed allonges in form and substance satisfactory to the Collateral Agent.

                  (b) Concurrently with (and in any event within ten Business Days thereafter) the creation or direct or indirect acquisition by any Credit Party of any new first-tier Foreign Subsidiary (other than a De Minimis Subsidiary), such Credit Party will execute and deliver to the Collateral Agent a Pledge and Security Agreement or an amendment or supplement to an existing Pledge and Security Agreement pursuant to which all of the Capital Stock of such new Foreign Subsidiary shall be pledged to the Collateral Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank (or such other documents, instruments and other evidence as the Collateral Agent shall require in order to perfect its security interest (or the equivalent thereof under applicable Law of the relevant foreign jurisdiction) in such Capital Stock); provided that no more than 65% of the Capital Stock of any Foreign Subsidiary shall be required to be pledged to the Collateral Agent if the pledge of more than 65% thereof would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or would be unlawful for such Foreign Subsidiary.

                  (c) As promptly as reasonably possible, the Credit Parties and their Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary, including any new Foreign Subsidiary, if applicable and requested), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as either Agent may reasonably request to create in favor of the Collateral Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above. Nothing contained in this Section, however, shall be deemed to permit the creation or acquisition by any Credit Party or any of its Subsidiaries, directly or indirectly, of any Subsidiary not expressly permitted under Section 8.5.

         7.11 USE OF PROCEEDS.

         The Borrower will use the proceeds of the Revolving Loans and the Term Loans solely (a) to repay or refinance outstanding Indebtedness under the Existing Credit Agreement and the Bridge Credit Agreement, (b) to pay fees and expenses required to be paid by the terms of this Credit Agreement and the other Credit Documents or incurred in connection herewith and (c) to provide for working capital, Capital Expenditures and general corporate purposes of the Credit Parties and their Subsidiaries. The Borrower will use the Letters of Credit solely to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Credit Parties and their Subsidiaries.

         7.12 FURTHER ASSURANCES.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by either Agent or the Required Lenders to perfect and maintain the validity, perfection and priority of the Liens granted pursuant to the Pledge and Security Agreement and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agents and the Lenders under this Credit Agreement and the other Credit Documents.

         7.13 DE MINIMIS SUBSIDIARIES.

                  (a) If at any time (i) the aggregate book value of all assets of the De Minimis Subsidiaries shall exceed $1,000,000 or (ii) the aggregate annual revenues of the De Minimis Subsidiaries shall exceed $500,000 (which such revenues, in the case of a newly acquired or formed Subsidiary, shall be calculated (x) on an annualized basis as of the end of each of the first three complete fiscal quarters following the acquisition or formation of such Subsidiary and (y) thereafter on a rolling four fiscal quarter basis as of the end of each fiscal quarter), the Credit Parties will, as promptly as reasonably possible but in any event

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         within thirty (30) days thereafter (or such longer period of times agreed to by the Administrative Agent), take any or all of the following actions to the extent necessary to eliminate such excess: (A) cause one or more De Minimis Subsidiaries to transfer assets to one or more Guarantors, (B) merge one or more De Minimis Subsidiaries with and into one or more Guarantors, or (C) cause one or more De Minimis Subsidiaries to become Guarantors in accordance with Section 7.10.

                  (b) If at any time a Domestic Subsidiary that at one time met the conditions to satisfy the definition to be a De Minimis Subsidiary no longer meets such conditions, the Credit Parties and such Domestic Subsidiary shall comply with the terms of Section 7.10 as if it was a newly acquired Subsidiary.

                                    SECTION 8

                               NEGATIVE COVENANTS

         Each of the Credit Parties covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all Credit Party Obligations:

         8.1 MERGER; CONSOLIDATION.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or engage in any consolidation, merger or other combination; provided, however, that if no Default or Event of Default exists prior to or after giving effect thereto then the following actions may be taken:

                  (i) the Borrower or any other Credit Party or any Subsidiary thereof may merge or consolidate with a Credit Party; provided that (A) if the transaction involves the Borrower, the Borrower is the surviving entity and (B) if the transaction involves a Credit Party other than the Borrower, such Credit Party is the surviving entity;

                  (ii) any Credit Party may merge or consolidate with another Person that is not a Credit Party; provided that (A) if the transaction involves the Borrower, the Borrower is the surviving entity, (B) if the transaction involves a Credit Party other than the Borrower, the surviving entity is a Credit Party or another Person that becomes a Credit Party under Sections 7.9 or 7.10 and (C) such merger or consolidation constitutes a Permitted Acquisition and the applicable conditions and requirements of Sections 7.9 and 7.10 are satisfied;

                  (iii) any Subsidiary that is not a Credit Party may merge or consolidate into any other Person; provided that such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 7.9 and 7.10 are satisfied; and

                  (iv) any De Minimis Subsidiary may dissolve and thereafter liquidate and wind up its affairs so long as its assets, if any, are distributed only to a Credit Party.

         8.2 INDEBTEDNESS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

                  (a) Indebtedness incurred under this Credit Agreement, the Notes and the other Credit Documents;

                  (b) Indebtedness existing on the Closing Date and described in
         Schedule 8.2, and any extensions, renewals, replacements, modifications and refundings thereof; provided that the principal amount thereof is not increased from the amount shown on Schedule 8.2;


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

                  (c) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money; provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                  (d) loans and advances by a Credit Party to another Credit Party; provided that (i) any such loan or advance is subordinated in right and time of payment to the Credit Party Obligations on terms and conditions acceptable to the Administrative Agent and is evidenced by an intercompany note (each, an "Intercompany Note"), in form and substance satisfactory to the Collateral Agent, that is pledged to the Collateral Agent pursuant to a Pledge and Security Agreement and (ii) no such loan or advance shall be made to a Credit Party that is the subject of a proceeding of the type described in Sections 9.1(e) or 9.1(f);

                  (e) unsecured Indebtedness, consisting of guarantees by any Credit Party or any of its Subsidiaries of loans made to affiliated orthodontists and orthodontic practices for the purpose of financing costs associated with the development of new orthodontic centers; provided that the aggregate amount outstanding under all such guarantees shall not exceed $5,000,000 at any time outstanding (whether incurred prior to or after the Closing Date);

                  (f) unsecured Indebtedness issued after the Closing Date by any Credit Party or any of its Subsidiaries to sellers in connection with Permitted Acquisitions (collectively, "Seller Indebtedness"); provided that (i) such Seller Indebtedness shall not exceed $15,000,000 in the aggregate at any time outstanding and (ii) no more than $10,000,000 of the $15,000,000 of Seller Indebtedness permitted pursuant to this subsection (f) shall fail to include a restriction on the repayment of principal of such Seller Indebtedness during the existence of an Event of Default;

                  (g) Indebtedness consisting of guarantees made in the ordinary course of business by any Credit Party or any of its Subsidiaries of leases or other obligations of any Credit Party or any of its Subsidiaries, which obligations are otherwise permitted under this Credit Agreement;

                  (h) Indebtedness of the Borrower under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; provided that the notional amount covered under all such agreements shall not exceed the sum of the Revolving Committed Amount plus the outstanding principal amount of Term Loans;

                  (i) purchase money Indebtedness of the Credit Parties and their Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof; provided that the aggregate amount of such Indebtedness plus the aggregate amount of Indebtedness incurred pursuant to subsection (n) below shall not exceed $5,000,000 at any time outstanding;

                  (j) Indebtedness consisting of promissory notes made by a Credit Party to Affiliated Practices under incentive programs (the "Incentive Program Indebtedness") in an aggregate amount not to exceed $15,000,000 at any time outstanding;

                  (k) unsecured Indebtedness of the Credit Parties and their Subsidiaries incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing in an aggregate amount not to exceed $5,000,000 at any one time;

                  (l) an overdraft line of credit with a financial institution that handles the Borrower's cash management in an amount not to exceed $3,000,000;


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                  (m) Indebtedness of OCA Japan Co., Ltd. or any Subsidiary
         thereof in an aggregate amount not to exceed $5,000,000 at any time outstanding; and

                  (n) other unsecured Indebtedness of the Credit Parties and their Subsidiaries, including Contingent Obligations (other than Indebtedness specified in subsections (a) through (m) above); provided that the aggregate amount of such Indebtedness plus the aggregate amount of Indebtedness incurred pursuant to subjection (i) above shall not exceed $5,000,000 at any time outstanding.

         8.3 LIENS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                  (a) Liens in favor of the Collateral Agent, for the benefit of the Lenders;

                  (b) Liens in existence on the Closing Date and set forth on
         Schedule 8.3;

                  (c) Liens imposed by Law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (d) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under
         Section 9.1(i)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                  (e) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (f) Liens securing purchase money and capital lease Indebtedness permitted under Section 8.2(i), provided that any such Lien (i) shall attach to such property concurrently with or within ten days after the acquisition thereof by any Credit Party or any of its Subsidiaries, (ii) shall not exceed the lesser of (A) the fair market value of such property or (B) the cost thereof to such Credit Party or such Subsidiary and (iii) shall not encumber any other property of any Credit Party or any of its Subsidiaries;

                  (g) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(g) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (h) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;



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                  (i) with respect to any real property occupied by any Credit
         Party or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

                  (j) other Liens securing Indebtedness permitted pursuant to
         Section 8.2 in an aggregate amount not exceeding $1,000,000 at any time outstanding.

         8.4 DISPOSITION OF ASSETS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by a Credit Party or any Subsidiary as lessee of any asset that has been sold or transferred by such Credit Party or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

                  (a) sales of inventory in the ordinary course of business;

                  (b) the sale or exchange of used or obsolete equipment to the extent (i) the proceeds of such sale (A) are applied towards, or such equipment is exchanged for, replacement equipment or (B) do not exceed $25,000 in the aggregate for any fiscal quarter or (ii) such equipment is no longer necessary for the operations of a Credit Party or its applicable Subsidiary in the ordinary course of business;

                  (c) the sale, lease or other disposition of assets by any Subsidiary to any Credit Party if, immediately after giving effect thereto, no Default or Event of Default would exist;

                  (d) sales of receivables by OCA Japan Co., Ltd. on a non-recourse basis in an aggregate amount not to exceed $5,000,000;

                  (e) subject to Section 3.3(b)(v), Service Agreement Buy-Outs of Litigating ORAL Affiliated Practices;

                  (f) Service Agreement Buy-Outs of Affiliated Practices (other than Litigating ORAL Affiliated Practices) resulting in proceeds or settlement amounts (whether paid in cash or otherwise and whether or not accrued or deferred) in an aggregate amount not to exceed $25,000,000; provided, that any proceeds in excess of $20,000,000 must be forwarded to the Administrative Agent in accordance with Section 3.3(b)(ii) and applied in accordance with Section 3.3(c) and may not be reinvested in accordance with the terms of Section 3.3(b)(ii) and
         Section 8.4(g); and

                  (g) other sales or dispositions of assets for fair value and for cash; provided that (i) the Net Cash Proceeds from such sales or dispositions do not exceed $5,000,000 in the aggregate for the Credit Parties and their Subsidiaries during any fiscal year, (ii) such Net Cash Proceeds are either (A) immediately delivered to the Administrative Agent for application in prepayment of the Term Loans, Revolving Loans and Cash Collateralization of the L/C Obligations in accordance with the provisions of Sections 3.3(b) and (c) or (B) expended to acquire assets or properties or otherwise reinvested in the businesses of the Credit Parties and their Subsidiaries (other than through the purchase, redemption, retirement or acquisition of common Capital Stock of the Borrower) in accordance with the terms of this
         Section 8.4(g), (iii) if such Net Cash Proceeds are to be reinvested in accordance with the foregoing clause (ii), (A) the Borrower shall deliver to the Administrative Agent promptly upon receipt of such Net Cash Proceeds a certificate from a Responsible Officer stating that a Credit Party intends to use such Net Cash Proceeds to acquire assets or properties or otherwise reinvest such Net Cash Proceeds in the businesses of the Credit Parties and their Subsidiaries within 180 days of the receipt of such Net Cash Proceeds, (B) the Borrower shall deliver to the Administrative Agent within 120 days after receipt of such Net Cash Proceeds a certificate from a Responsible Officer specifying the assets or properties to be acquired with such Net Cash Proceeds or how


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         such Net Cash Proceeds will be reinvested in the businesses of the
         Credit Parties and their Subsidiaries and (C) such Net Cash Proceeds shall be reinvested within 180 days of the receipt thereof; it being expressly agreed that any Net Cash Proceeds not so reinvested shall be delivered to the Administrative Agent for application in prepayment of the Term Loans, Revolving Loans and Cash Collateralization of the L/C Obligations in accordance with the provisions of Sections 3.3(b) and
         (c) immediately thereafter, (iv) such sale or disposition does not consist of any of the Capital Stock of any Subsidiary and (v) immediately after giving effect thereto, no Default or Event of Default would exist.

         8.5 INVESTMENTS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, (a) purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, (b) make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or (c) purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

                  (a) Investments in Cash Equivalents;

                  (b) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business,

                  (c) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

                  (d) Investments consisting of (i) intercompany Indebtedness permitted under Section 8.2(d) and (ii) Hedging Agreements permitted under Section 8.2(h);

                  (e) Investments in Subsidiaries as set forth on Schedule 6.7 and Investments in joint ventures existing as of the Closing Date as set forth on Schedule 8.5;

                  (f) Investments (i) by a Credit Party or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Domestic Subsidiary and a Guarantor; provided that such Credit Party complies with the provisions of Section 7.10 as applicable and (ii) by any Subsidiary in the Borrower;

                  (g)      Permitted Acquisitions;

                  (h) Investments consisting of temporary or overnight investments and other investment products sold to any Credit Party or any of its Subsidiaries by any Lender or any Affiliate thereof in order to facilitate such Person's cash management;

                  (i) Investments in Foreign Subsidiaries made after the Closing Date that do not constitute a Permitted Acquisition (including, without limitation (but without duplication), capital contributions made to any Foreign Subsidiary, loans and advances made to any Foreign Subsidiary, and Contingent Obligations with respect to obligations of any Foreign Subsidiary), in an aggregate amount not exceeding the Dollar Equivalent of $5,000,000 at any time outstanding for all such Investments;

                  (j) Investments in Affiliated Practices existing as of the Closing Date as set forth on Schedule 8.5 and Investments made in Affiliated Practices after the Closing Date, in an aggregate amount not exceeding $35,000,000 at any time outstanding for all such Investments;


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                  (k) Reimbursable Investments; and

                  (l) other Investments in an aggregate amount not exceeding $2,500,000 at any time outstanding.

         8.6 RESTRICTED PAYMENTS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that if no Default or Event of Default shall exist or be caused by giving effect thereto:

                  (a) the Borrower may declare and make dividend payments or other distributions payable solely in its common Capital Stock;

                  (b) each Wholly Owned Subsidiary may declare and make dividend payments or other distributions to a Credit Party, or (if such declaring Subsidiary is a Foreign Subsidiary) to another Foreign Subsidiary, in each case to the extent not prohibited under applicable Requirements of Law; and

                  (c) as long as no Default or Event of Default exists or would be caused thereby and subject to the requirements set forth below, the Borrower may purchase, redeem, retire or otherwise acquire for value shares of its common Capital Stock (i) in an amount up to $5,000,000, in the aggregate, if prior to and after giving effect thereto, the Unused Revolving Commitment is greater than or equal to $20,000,000, and (ii) after the basket limitation in the foregoing clause (i) has been exhausted, in an amount up to $10,000,000, in the aggregate, for each twelve month period thereafter if prior to and after giving effect thereto (A) the Unused Revolving Commitment is greater than or equal to $25,000,000 and (B) the Leverage Ratio is less than or equal to 2.0 to 1.0; provided that (1) with respect to one or more purchases, redemptions, retirements or acquisitions by the Borrower of its common Capital Stock during or over a period of time (up to one month), the Borrower shall notify the Administrative Agent at least three Business Days prior to the commencement thereof and the maximum dollar amount that may be expended in purchasing, redeeming, retiring or acquiring such common Capital Stock during such period and (2) within three Business Days after the end of each calendar month in which the Borrower has purchased, redeemed, retired or otherwise acquired for value shares of its common Capital Stock pursuant to this Section 8.6(c), the Borrower shall deliver to the Administrative Agent a written certificate of a Responsible Officer in the form of Schedule
         8.6 (x) setting forth the number of shares purchased, redeemed, retired or acquired during the most recent month ended and the average price paid for such shares, (y) certifying that each such purchase, redemption, retirement or acquisition of shares complied with the terms of clauses (i) or (ii) above and (z) demonstrating compliance with the financial covenants in Section 8.14 on a Pro Forma Basis.

         8.7 TRANSACTIONS WITH AFFILIATES.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of any Credit Party or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of such Credit Party or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit (a) transactions described on Schedule 8.7 or otherwise expressly permitted under this Credit Agreement; or
(b) the payment by the Borrower of reasonable and customary fees to members of its board of directors.



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         8.8 LINES OF BUSINESS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the provision of practice management and consulting services to dental and orthodontic practices and businesses and activities reasonably related thereto.

         8.9 CERTAIN AMENDMENTS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, amend, modify or change any provision of its Organizational Documents, or the terms of any class or series of its Capital Stock, if such amendment, modification or change could reasonably be expected to adversely affect the Lenders.

         8.10 LIMITATION ON CERTAIN RESTRICTIONS.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of such Credit Party and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (b) the ability of any Subsidiary of any Credit Party to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Credit Party or any other Subsidiary, to make loans or advances to such Credit Party or any other Subsidiary, or to transfer any of its assets or properties to such Credit Party or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         8.11 NO OTHER NEGATIVE PLEDGES.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (a) this Credit Agreement and the Collateral Documents, (b) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies only to the assets subject to such Permitted Lien) and (c) operating leases of real or personal property entered into by any Credit Party or any of its Subsidiaries as lessee in the ordinary course of business.

         8.12 FISCAL YEAR.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

         8.13 ACCOUNTING CHANGES.

         Each of the Credit Parties will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP.

         8.14 FINANCIAL COVENANTS.

         Each Credit Party will, and will cause each of its Subsidiaries to, maintain the following financial covenants:

                  (a) Leverage Ratio. The Leverage Ratio as of any date shall be less than 3.0 to 1.0.

                  (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio (i) as of the last day of each fiscal quarter of the Borrower from the Closing Date through June 30, 2003, shall be greater than 1.35


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         to 1.0, (ii) as of the last day of each fiscal quarter of the Borrower from September 30, 2003 through December 31, 2003, shall be greater than 1.40 to 1.0; (iii) as of the last day of each fiscal quarter of the Borrower from March 31, 2004 through December 31, 2004, shall be the greater than 1.45 to 1.0 and (iv) as of the last day of each fiscal quarter of the Borrower from March 31, 2005 and thereafter, shall be greater than 1.5 to 1.0.

                  (c) Consolidated Net Worth. Consolidated Net Worth, as of the last day of each fiscal quarter of the Borrower, shall be greater than the sum of (a) $384,000,000 plus (b) 80% of the aggregate of Consolidated Net Income for each fiscal quarter ending after September 30, 2002 without taking into account any losses for any such fiscal quarter plus (c) 90% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Credit Parties and their Subsidiaries, as determined in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after September 30, 2002.

                  (d) Funded Debt to Total Patient Contract Balances. Consolidated Funded Debt, as of the last day of each fiscal quarter of the Borrower, shall be less than 30% of Total Patient Contract Balances as of such date.

                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1 EVENT OF DEFAULT.

         An event of default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an "Event of Default"):

                  (a) Payment. The Borrower shall fail to pay (i) any principal of any Loan when due or (ii) any interest on any Loan (including interest payable to the Alternative Rate Lender), any fee or any other Credit Party Obligation when due, and in the case of clause (ii) only, such failure shall continue unremedied for a period of two or more Business Days. Any Guarantor shall fail to pay when due any of its obligations under the Guaranty.

                  (b) Covenants.

                           (i) Any Credit Party shall fail to observe, perform
                  or comply with any condition, covenant or agreement contained in Sections 7.2(e)(i), 7.3(a), 7.9, 7.10, 7.11 or Sections 8.1
                  through 8.14, inclusive.

                           (ii) Any Credit Party or any of its Subsidiaries
                  shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Credit Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b)(i) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of (A) five days in the case of the covenants set forth in Sections 7.1 and 7.2 (other than 7.2(e)(i)) and (B) thirty days in all other instances, in each case under clauses
                  (A) and (B) above after the earlier of (x) the date on which a Responsible Officer of the Credit Party or such Subsidiary acquires or should have acquired knowledge thereof and (y) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower.

                  (c) Representations. Any representation or warranty made or deemed made by or on behalf of any Credit Party or any of its Subsidiaries in this Credit Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in


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         connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished.

                  (d) Defaults Under Other Indebtedness. Any Credit Party or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (A) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Credit Agreement) having an aggregate principal amount of at least $2,500,000 or (B) any termination or other payment under any Hedging Agreement covering a notional amount of Indebtedness of at least $2,500,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit, the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity.

                  (e) Voluntary Bankruptcy. Any Credit Party or any of its Subsidiaries (other than a De Minimis Subsidiary) shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (f) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its Properties or assets,
         (iv) fail generally, or admit in writing its inability, to pay its debts as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing.

                  (f) Involuntary Bankruptcy. Any involuntary petition or case shall be filed or commenced against any Credit Party or any of its Subsidiaries (other than a De Minimis Subsidiary) seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its Properties or any other relief under the Bankruptcy Code or under any other Debtor Relief Law hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty days or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding.

                  (g) Judgments. Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing and that carry a deductible not exceeding $10,000 in the aggregate) in excess of $2,500,000 shall be entered or filed against any Credit Party or any of its Subsidiaries or any of their respective Properties and the same shall not be dismissed, stayed or discharged for a period of thirty days or in any event later than five days prior to the date of any proposed sale thereunder.

                  (h) Credit Documents. (i) Any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert, (ii) any Collateral Document shall for any reason fail to give the Collateral Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens (or any Credit Party shall so assert), in each case unless any such failure is due to any act or failure to act on the part of the Collateral Agent or any Lender, or (iii) any Guarantor or any Person acting on behalf of any such Guarantor shall deny or disaffirm its obligations under the Guaranty.

                  (i) ERISA. Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Credit Parties, their Subsidiaries and the ERISA Affiliates have incurred or


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         would be reasonably likely to incur liability to any one or more Plans or to the PBGC (or to any combination thereof) in excess of $2,500,000.

                  (j) Limitation on Licenses or Reimbursement Approvals. There shall occur (i) a Limitation with respect to any one or more Licenses or Reimbursement Approvals of any Credit Party, any of its Subsidiaries or any Affiliated Practice, or any other action shall be taken by any Governmental Authority or other Person in response to any alleged failure by such Credit Party, such Subsidiary or such Affiliated Practice to be in compliance with applicable Requirements of Law, and such Limitation or other action, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect or
         (ii) any introduction of or change in any Requirement of Law (or in the interpretation or administration thereof by any Governmental Authority) governing or affecting any Credit Party, any of its Subsidiaries or any Affiliated Practice, and such introduction or change, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

                  (k) Termination of Contracts. Any one or more agreements or contracts to which any Credit Party or any of its Subsidiaries is a party shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms, and such event or condition, together with all other such events or conditions, if any, has had or would be reasonably likely to have a Material Adverse Effect.

                  (l) Casualty Loss. There shall occur (i) any uninsured damage to, or loss, theft or destruction of, any Collateral or other Properties of the Credit Parties and their Subsidiaries having an aggregate fair market value in excess of $2,500,000 or (ii) any labor dispute, act of God or other casualty that has had or would be reasonably likely to have a Material Adverse Effect.

                  (m) Change of Control. Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of Capital Stock of the Borrower representing 30% or more of the combined voting power of the then outstanding Capital Stock of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals (A) who constituted the Board of Directors as of the Closing Date or (B) who shall have become a member thereof subsequent to the Closing Date after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the Closing Date (or their replacements approved as herein required).

         9.2 ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or, upon the request and direction of the Required Lenders, shall take the following actions without prejudice to the rights of any Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions terminated whereupon the Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, all L/C Obligations and any and all other Credit Party Obligations of any and every kind owing by a Credit Party to any of the Agents or Lenders under the Credit Documents to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.



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                  (c) Cash Collateral. Direct the Borrower to Cash Collateralize
         (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e) or (f), it will immediately Cash Collateralize) L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the then outstanding principal amount of L/C Obligations.

                  (d) Enforcement of Rights. To the extent permitted by Law, enforce (and direct the Collateral Agent to enforce) any and all rights and interests created and existing under applicable Law and under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

                  (e) Alternative Rate Agreements. At any time following the occurrence of an Event of Default, the Alternative Rate Lender may, in its sole discretion, by notice to the Borrower and the Administrative Agent, terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to any Loan or any portion thereof to revert to the Original Rate or, if applicable, the Default Rate for such Loan; it being understood that (i) interest on any unpaid Alternative Rate Loan after the last Interest Payment Date to occur prior to the Event of Default shall accrue at the Original Rate and
         (ii) the Borrower shall be liable to the Alternative Rate Lender for any Alternative Rate Breakage Amount.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) or (f) shall occur, then the Commitments and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate and all Loans, all L/C Obligations, all accrued interest in respect thereof, all accrued and unpaid fees and other Credit Party Obligations owing to the Agents and the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by Law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuation of an Event of Default, all amounts collected or received by any Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) of the Agents, the L/C Issuer, the Alternative Rate Lender or any of the Lenders in connection with enforcing the rights of the Agents, the Alternative Rate Lender, the L/C Issuer and the Lenders under the Credit Documents, ratably among them in proportion to the amounts described in this clause "FIRST" payable to them;

                  SECOND, to payment of any fees owed to the Agents, the Alternative Rate Lender, the L/C Issuer or any Lender, ratably among them in proportion to the amounts described in this clause "SECOND" payable to them;

                  THIRD, to the payment of all accrued interest payable to the Lenders, the Alternative Rate Lender and the L/C Issuer hereunder, ratably among them in proportion to the amounts described in this clause "THIRD" payable to them;

                  FOURTH, to the payment of the outstanding principal amount of the Loans and L/C Obligations and to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender or an Affiliate of a Lender, ratably among them in proportion to the amounts described in this clause "FOURTH" payable to them;


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                  FIFTH, to the Administrative Agent, for the account of the L/C
         Issuer, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

                  SIXTH, to all other Credit Party Obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above, ratably among the holders of such Credit Party Obligations in proportion to the amounts described in this clause "SIXTH" payable to them; and

                  SEVENTH, the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause "FIFTH" above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Credit Party Obligations, if any, in the order set forth above.

                                   SECTION 10

                                AGENCY PROVISIONS

         10.1 APPOINTMENT AND AUTHORIZATION OF AGENTS.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Agents to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to either Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agents" as used in this Section 10 and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         10.2 DELEGATION OF DUTIES.

         Each of the Agents may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.


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         10.3 LIABILITY OF AGENTS.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by an Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         10.4 RELIANCE BY AGENTS.

                  (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         10.5 NOTICE OF DEFAULT.

         No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Each Agent will notify the Lenders of its receipt of any such notice. Each of the Agents shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 9; provided, however, that unless and until such Agent has received any such direction, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6 CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENTS.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by an Agent hereafter taken, including any consent to and acceptance of any assignment or review of the

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affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Requirement of Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.7 INDEMNIFICATION OF AGENTS.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), on a pro rata basis, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided further, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Credit Party Obligations and the resignation of the Administrative Agent.

         10.8 AGENTS IN THEIR INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent, the Alternative Rate Lender or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, the Alternative Rate Lender or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.


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         10.9 SUCCESSOR AGENT.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Collateral Agent and as L/C Issuer and may, at the option of Bank of America, constitute its resignation as Alternative Rate Lender. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the retiring Administrative Agent, the retiring Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, the Person acting as such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the retiring Collateral Agent, the retiring L/C Issuer and, if applicable, the retiring Alternative Rate Lender, and the respective terms "Administrative Agent", "L/C Issuer" and, if applicable, "Alternative Rate Lender", shall mean such successor Administrative Agent, L/C Issuer, and, if applicable, Alternative Rate Lender and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Collateral Agent's, the retiring L/C Issuer's and, if applicable, the retiring Alternative Rate Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of the retiring Collateral Agent, the retiring L/C Issuer and, if applicable, the retiring Alternative Rate Lender, or any other Lender, other than (a) the obligation of the retiring Collateral Agent to deliver any Collateral in its possession to the successor Collateral Agent,
(b) the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit and (c) the obligation of the successor Alternative Rate Lender to enter into Alternative Rate Agreements with the Borrower in substitution for the Alternative Rate Agreements, if any, existing at the time of such succession. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 10 and Section 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

         10.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Credit Party Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 3.4 and 11.5) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the


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event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.4 and 11.5.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11 COLLATERAL AND GUARANTY MATTERS.

         The Lenders irrevocably authorize each of the Agents, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by such Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to Section 11.6, if approved, authorized or ratified in writing by the Required Lenders or the Lenders, as applicable;

                  (b) to subordinate any Lien on any property granted to or held by such Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 8.3; and

                  (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

         10.12 OTHER AGENTS; ARRANGERS AND MANAGERS.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:


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                           (i) if to the Borrower, the Administrative Agent, the
                  Collateral Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.1 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                           (ii) if to any other Lender, to the address,
                  facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent and the L/C Issuer.

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection
         (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Section 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Requirement of Law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1 and 7.2, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (d) Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with an Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

         11.2 RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of the Credit Parties to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or


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

unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Sections 3.8 or 11.3(e) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. Each of the Administrative Agent and the Lenders acknowledges that a portion of the deposits and other funds of the Credit Parties and their Subsidiaries held in accounts with the Administrative Agent and the Lenders, if any, may consist of funds owned by one or more Affiliated Practices but held by the Credit Parties and their Subsidiaries on behalf of such Affiliated Practice(s).

         11.3 SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b) Participation Interests in L/C Obligations) at the time owing to it); provided that
         (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection
         (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.12, 3.13, 3.14, and 11.5(b) with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations


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


         under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office located in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.6 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.12, 3.13 and 3.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section
         3.7 as though it were a Lender, provided such Participant agrees to be subject to Section 3.8 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.9, 3.12, 3.13 or 3.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.13(f) as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any


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
         Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Credit Agreement (including its obligations under Sections 3.9, 3.12, 3.13 and 3.14), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.3, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations pursuant to Section 2.2.

         11.4 NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.


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         11.5 ATTORNEY COSTS, EXPENSES, TAXES AND INDEMNIFICATION BY CREDIT
         PARTIES.

                  (a) The Credit Parties agree (i) to pay or reimburse the Agents and the Arranger for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable fees and expenses of legal counsel, and (ii) to pay or reimburse each Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Credit Party Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and expenses of legal counsel. The foregoing costs and expenses shall include all search, filing, recording, and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agents and the Arranger and the cost of independent public accountants and other outside experts retained by either Agent, the Arranger or any Lender. Other than costs and expenses payable in connection with the closing of the transactions contemplated by this Credit Agreement pursuant to Section 11.5(a) (which shall be payable on the Closing Date unless otherwise agreed by the Agents and the Arranger), all amounts due under this Section 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Credit Party Obligations.

                  (b) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including the reasonable fees and expenses of legal counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Substances on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Credit Party, or any Environmental Claim related in any way to the Borrower, any Subsidiary or any other Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the either Agent, the replacement of any


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

         Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Credit Party Obligations.

         11.6 AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby:

                  (a) extend the Maturity Date;

                  (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates or as a result of waiving any mandatory prepayment required by Section 3.3(b)) on the Loans or fees hereunder;

                  (c) reduce or waive the principal amount of any Loan or extend the time of payment thereof (other than as a result of waiving any mandatory prepayment required by Section 3.3(b));

                  (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (e) release the Borrower from its obligations or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents, release all or substantially all of the Guarantors from their respective obligations under the Credit Documents or release all or substantially all of the Collateral; provided that the Collateral Agent shall have the authority to release Collateral sold, transferred or otherwise disposed of pursuant to an asset disposition permitted under Section
         8.4 without the consent of any Lender;

                  (f) amend, modify or waive any provision of this Section 11.6 or Sections 3.7, 3.8, 9.1(a), 11.2, 11.3 or 11.5; or

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders.

         Notwithstanding the above, (i) no provision of Section 3.4(c) may be amended or modified without the consent of the Administrative Agent, (ii) no provision of this Credit Agreement or any other Credit Document that addresses the rights or obligations of either Agent (including, without limitation, Section 10) may be amended or modified without prior written consent of such Agent, (iii) no provision of Sections 2.2 or 3.4(b)and no other provision of this Credit Agreement or any other Credit Document that addresses the rights or obligations of the L/C Issuer may be amended or modified without the prior written consent of the L/C Issuer, (iv) no amendment, waiver or consent shall affect the rights or duties of the Alternative Rate Lender under this Credit Agreement or any other Credit Document unless in writing and signed by the Alternative Rate Lender and (v) any Alternative Rate Agreement (including the Alternative Rate payable by the Borrower thereunder) and Section 3.14(b) may be amended, or rights or privileges thereunder waived, in a writing executed only by the Borrower and the Alternative Rate Lender.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of this Section 11.6, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Credit Party Obligation, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersede the


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unanimous consent provisions set forth herein and (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7 COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         11.8 HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

                  (a) Survival of Indemnification. All indemnities set forth herein shall survive the execution and delivery of this Credit Agreement, the making of any Credit Extension and the repayment of the Loans and other Credit Party Obligations and the termination of the Commitments hereunder.

                  (b) Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agents and each Lender, regardless of any investigation made by either Agent or any Lender or on their behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Credit Party Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.10 GOVERNING LAW; VENUE; JURISDICTION.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES). Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party irrevocably consents to the service of process in any action or proceeding with respect to this Credit Agreement or any other Credit Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective ten days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided that nothing in this Section 11.10(a) is intended to impair a Credit Party's right under applicable Law to appeal or seek a stay of any judgment.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) above and


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

         hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.11 WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

         EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. Each of the parties to this Credit Agreement agrees not to assert any claim against any other party hereto, Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein and in the other Credit Documents.

         11.12 SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.13 FURTHER ASSURANCES.

         The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including without limitation such actions as are necessary or desirable in connection with the creation, perfection and maintenance of the security interests of the Lenders in the Collateral.

         11.14 CONFIDENTIALITY.

         Each Lender agrees that it will use reasonable efforts to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Law or judicial process, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any Affiliate of a Lender, (e) any other Lender, or any assignee, transferee or Participant, or any potential assignee, transferee or Participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of such information or (f) any other Person in connection with (i) any litigation to which any one or more of the Lenders is a party if required by a court of Law of competent jurisdiction or (ii) any proceeding to enforce such Lender's rights hereunder, under any other Credit Document or under any Hedging Agreement. No Lender shall have any obligation under this Section 11.14 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section
11.14 by any Lender or representative thereof.

         11.15 ENTIRETY.

         This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16 BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received

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         copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Credit Party Obligations have been paid in full and all Letters of Credit and Commitments have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions and other provisions that by their terms survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         Each of the parties hereto has caused a counterpart of this Credit
Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

                                  ORTHODONTIC CENTERS OF AMERICA, INC.,
                                  a Delaware corporation


                                  By:    /s/  Thomas J. Sandeman
                                     ------------------------------------------
                                  Name:  Thomas J. Sandeman
                                  Title: Chief Financial Officer




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GUARANTORS:
-----------
                              ORTHODONTIC CENTERS OF ALABAMA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF ARIZONA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF ARKANSAS, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF CALIFORNIA, INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF CALIFORNIA-VISTA, INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF COLORADO, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF CONNECTICUT,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF FLORIDA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF GEORGIA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF HAWAII, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF IDAHO, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF ILLINOIS, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF INDIANA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF IOWA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF KANSAS, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF KENTUCKY, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF LOUISIANA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF MAINE, INC.,
                              a Delaware corporation


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


                              ORTHODONTIC CENTERS OF MARYLAND, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF MASSACHUSETTS,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF MICHIGAN, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF MINNESOTA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF MISSISSIPPI, INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF MISSOURI, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF NEBRASKA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF NEVADA, INC.,
                              a Nevada corporation

                              ORTHODONTIC CENTERS OF NEW HAMPSHIRE,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF NEW JERSEY, INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF NEW MEXICO,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF NEW YORK, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF NORTH CAROLINA, INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF NORTH DAKOTA,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF OHIO, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF OKLAHOMA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF OREGON, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF PENNSYLVANIA, INC., a Delaware corporation

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


                              ORTHODONTIC CENTERS OF PUERTO RICO,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF RHODE ISLAND,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF SOUTH CAROLINA, INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF TENNESSEE, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF TEXAS, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF UTAH, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF VIRGINIA, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF WASHINGTON,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF WASHINGTON
                              D.C., INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF WEST VIRGINIA,
                              INC., a Delaware corporation

                              ORTHODONTIC CENTERS OF WISCONSIN, INC.,
                              a Delaware corporation

                              ORTHODONTIC CENTERS OF WYOMING, INC.,
                              a Delaware corporation

                              OCA MERGERCO, INC.,
                              a Delaware corporation

                              ORTHALLIANCE, INC.,
                              a Delaware corporation

                              ORTHALLIANCE FINANCE, INC.,
                              a Delaware corporation

                              ORTHALLIANCE PROPERTIES, INC.,
                              a California corporation

                              ORTHALLIANCE SERVICES, INC.,
                              a California corporation

                              ORTHALLIANCE HOLDINGS, INC.,
                              a Texas corporation


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

                              ORTHALLIANCE NEW IMAGE, INC.,
                              a Delaware corporation

                              PEDOALLIANCE, INC.,
                              a Delaware corporation

                              PEDOALLIANCE PROPERTIES, INC.,
                              a California corporation


                              By:     /s/  Thomas J. Sandeman
                                 ----------------------------------------------
                              Name:   Thomas J. Sandeman
                              Title:  Treasurer
                                      of each of the foregoing Guarantors


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




ADMINISTRATIVE AGENT:
                          BANK OF AMERICA, N.A.,
                          in its capacity as Administrative Agent


                          By:      /s/ Kevin Ahart
                             -------------------------------------------------
                                   Name:  Kevin Ahart
                                   Title: Agency Management Officer


LENDERS:
                          BANK OF AMERICA, N.A.,
                          in its capacity as a Lender, as L/C Issuer and as Alternative Rate Lender


                          By:      /s/ Larry J. Gordon
                             -------------------------------------------------
                                   Name:  Larry J. Gordon
                                   Title: Principal


                          BANK ONE, NA,
                          in its capacity as Syndication Agent and as a Lender


                          By:      /s/ Steven Nance
                             -------------------------------------------------
                                   Name:  Steven Nance
                                   Title: Vice President


                          U.S. BANK NATIONAL ASSOCIATION,
                          in its capacity as Documentation Agent and as a Lender


                          By:      /s/ Bess Kessinger
                             -------------------------------------------------
                                   Name:  Bess Kessinger
                                   Title: Vice President


                          LASALLE BANK NATIONAL ASSOCIATION


                          By:      /s/ Kristen L. Schmitt
                             -------------------------------------------------
                                   Name:  Kristen L. Schmitt
                                   Title: Commercial Banking Officer


                          HIBERNIA NATIONAL BANK


                          By:      /s/ Katharine Gonzalez
                             -------------------------------------------------
                                   Name: Katharine Gonzalez
                                   Title: Vice President


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

                          WHITNEY NATIONAL BANK


                          By:      /s/ Michael Jesse Shannon
                             -------------------------------------------------
                                   Name:  Michael Jesse Shannon
                                   Title: Senior Vice President






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